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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

CIBER, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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6363 South Fiddler's Green Circle, Suite 1400
Greenwood Village, Colorado 80111

April 5, 2012
To our Stockholders:

        You are cordially invited to electronically attend the Annual Meeting of Stockholders of CIBER, Inc. Our Annual Meeting will be held only via the Internet at www.ciber.com/cbr/annualmeeting on May 9, 2012, at 9:00 a.m. Mountain Daylight Time.

        The attached Notice of Annual Meeting of Stockholders and Proxy Statement describe in detail the actions we expect to take at this Annual Meeting.

        Our Annual Report on Form 10-K for the year ended December 31, 2011, is posted on our website at www.ciber.com under the heading "Investor Relations, SEC Filings" and included herein.

        Please use this opportunity to take part in our affairs by voting on the business to come before this meeting. Under the rules of the New York Stock Exchange if your shares are held by a bank or broker, the bank or broker cannot vote your shares in connection with the election of our directors, our executive compensation, or in connection with the amendment of our Employee Stock Purchase Plan, unless you provide voting instructions to the bank or broker. If you do not instruct your bank or broker how to vote, no votes will be cast on your behalf at the Annual Meeting in the election of our directors, on the (non-binding) advisory approval of our executive compensation or on the amendment to the Employee Stock Purchase Plan.

        Given these rules, it is all the more important that you vote your shares on the proposals to be considered at this Annual Meeting of our Stockholders. Whether or not you plan to attend the Internet meeting, please complete, sign, date and return the accompanying Proxy in the enclosed postage-paid envelope or vote electronically via the Internet or by telephone. See "Voting Rights and Solicitation of Proxies" in the Proxy Statement for more details. Returning the Proxy or voting telephonically or electronically does NOT deprive you of your right to attend the Internet meeting and to vote your shares for the matters acted upon at the Annual Meeting. We invite you to attend the Internet meeting and to vote your shares online before the close of voting by going to www.proxyvote.com.

Sincerely,

Paul A. Jacobs Chairman of the Board

CIBER, Inc.
6363 South Fiddler's Green Circle, Suite 1400
Greenwood Village, Colorado 80111

NOTICE OF THE 2012 ANNUAL MEETING OF STOCKHOLDERS

NOTICE TO THE STOCKHOLDERS OF COMMON STOCK OF CIBER, INC.

        The 2012 Annual Meeting of Stockholders of CIBER, Inc., a Delaware corporation (the "Meeting" or the "Annual Meeting"), will be held via the Internet at www.ciber.com/cbr/annualmeeting on May 9, 2012, at 9:00 a.m. Mountain Daylight Time for the purposes stated below. These items of business are fully described in the attached Proxy Statement.

  1.
  To elect three (3) Class III Directors from the nominees named in the attached Proxy Statement to serve for a term of three years until the 2015 Annual Meeting of Stockholders or until their successors have been duly elected and qualified.

  2.
  To seek advisory approval of the compensation of the Company's named executive officers.

  3.
  To approve an increase in the number of shares authorized for issuance under the CIBER, Inc. Employee Stock Purchase Plan by 2,500,000 shares.

  4.
  To ratify the appointment of Ernst & Young LLP as our Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2012.

  5.
  To transact any other business that may properly come before the Meeting, or any adjournment or postponement of the Meeting.

        Our Board of Directors fixed the close of business on March 12, 2012, as the Record Date for determining those Stockholders who are entitled to receive notice of and to vote at the Meeting, or any adjournment or postponement of the Meeting. Only Stockholders of our Common Stock at the close of business on March 12, 2012, will receive notice of the Meeting and voting materials. A list of Stockholders entitled to vote at the Meeting will be available for examination for a period of ten days before the Meeting, both in person at our corporate offices and electronically, and electronically during the Meeting. Stockholders may examine the list for purposes related to the Meeting. Instructions for viewing the Stockholder list appear in the Proxy Statement.

        You are cordially invited to join us via audio webcast at CIBER's 2012 Annual Meeting.

By order of the Board of Directors,

Susan Keesen
Vice President, General Counsel and Secretary
Greenwood Village, Colorado
April 5, 2012

Please Vote!—Your Vote Is Very Important This Year!

        Whether or not you plan to attend the Internet Meeting, please complete, sign, date and return the accompanying Proxy in the postage paid envelope or vote electronically via the Internet or by telephone.

 PROXY SUMMARY

        This summary highlights information contained elsewhere in our Proxy Statement. This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement carefully before voting.

 ANNUAL MEETING OF STOCKHOLDERS

Time and date:	9:00 a.m. Mountain Daylight Savings Time on May 9, 2012
Place of Electronic Meeting:	Log on to www.ciber.com/cbr/annualmeeting at least 15 minutes prior to the meeting
Record date:	March 12, 2012
How to vote:	You may cast your vote via telephone, the Internet or mail. See the Section below titled "Voting Rights and Solicitation of Proxies" for more information.

VOTING MATTERS

Proposals	Board Voting Recommendations	Page Reference
Election of directors	FOR EACH DIRECTOR NOMINEE	Page 7
Advisory approval of the compensation of the Company's named executive officers	FOR	Page 55
Amendment of the CIBER, Inc. Employee Stock Purchase Plan	FOR	Page 56
Ratification of the Appointment of Independent Registered Public Accounting Firm	FOR	Page 60

CIBER, Inc.

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

May 9, 2012

ANNUAL MEETING INFORMATION

        This Proxy Statement and the accompanying Proxy are sent to you on behalf of the Board of Directors of CIBER, Inc., a Delaware corporation ("CIBER," the "Company," "the Corporation," "we," "our" or "us"), in connection with the solicitation of Proxies for use at our 2012 Annual Meeting of Stockholders (the "Annual Meeting" or "Meeting"). This Proxy Statement describes proposals to be presented for Stockholder approval at the Annual Meeting or any adjournments or postponements of the Meeting. The enclosed Proxy is your ballot (the "Proxy"), which you will use to record your vote on each of the proposals. This Proxy Statement and the accompanying Proxy are first being mailed or sent via electronic communication to Stockholders of record of CIBER's Common Stock, $.01 par value per share (the "Common Stock"), on or about April 5, 2012.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE STOCKHOLDERS' MEETING TO BE HELD ON MAY 9, 2012.

        The Proxy Statement and Annual Report on Form 10-K for the 2011 fiscal year are available at www.ciber.com under Investor Relations.

Attend the 2012 Annual Meeting via the Internet	The Annual Meeting of Stockholders will be held via the Internet at www.ciber.com/cbr/annualmeeting on May 9, 2012, at 9:00 a.m. Mountain Daylight Time. The Board and management of CIBER, Inc. encourage you to attend the Annual Meeting electronically.
Register to Participate in the Electronic Meeting	Log on to www.ciber.com/cbr/annualmeeting at least 15 minutes prior to the start of the Meeting. You will find detailed instructions in the accompanying materials.

Ask Questions: Questions that would be appropriate to raise in person and that relate to the purpose of the Meeting will be accepted via email from Friday, May 4, 2012, until the floor is closed to questions during the Meeting. To submit questions, access the Annual Meeting website and select "Questions."

Vote: Stockholders who attend the Annual Meeting via the Internet may electronically submit a vote or change or revoke a prior vote until the polls are officially closed. See page 2, "Voting Rights and Solicitation of Proxies" for details.

List of Stockholders

A list of Stockholders entitled to vote at the Annual Meeting (the "List") will be available for inspection by Stockholders for purposes related to the Annual Meeting. The List will be available for inspection in both paper and electronic format for a period of 10 days prior to the Annual Meeting and electronically during the time the Annual Meeting is in session. We have taken reasonable steps to ensure that information contained in the List will be made available only to eligible Stockholders. To examine the List, please telephone us at 303-220-0100 and ask to speak with Mr. Gary Kohn, Vice President Investor Relations. Upon verification that you are entitled to examine the List, you will be scheduled for an appointment to review the List at our corporate office or provided with a login, password and instructions to enter a secure website link.

AGENDA

Stockholders are asked to consider and to vote upon the following proposals:

Proposal No. 1, See page 7	To elect three (3) Class III Directors to serve as members of the Board of Directors until the 2015 Annual Meeting of Stockholders or until their successors have been duly elected and qualified.
Proposal No. 2, See page 55	To seek advisory approval of the compensation of the Company's named executive officers.
Proposal No. 3, See page 56	To approve an increase in the number of shares authorized for issuance under the CIBER, Inc. Employee Stock Purchase Plan by 2,500,000 shares.
Proposal No. 4, See page 60	To ratify the appointment of Ernst & Young LLP as our Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2012.
Other Business

To consider other business that may properly come before the Annual Meeting. To date, we are not aware of any other business to be presented for consideration at the Annual Meeting. If any other matter should properly come before the Annual Meeting, the persons designated as agents and Proxies in the enclosed Proxy will vote on those matters in accordance with their best judgment.

VOTING RIGHTS AND SOLICITATION OF PROXIES

Your Proxy is solicited by our Board of Directors.

Record Date	Only Stockholders of our Common Stock, $.01 par value, at the close of business on March 12, 2012 (the "Record Date"), are entitled to receive notice of and to vote at the Annual Meeting. On the Record Date, there were 72,806,543 shares of Common Stock outstanding.

Casting Your Vote

For each proposal, Stockholders are entitled to cast one vote for each share of Common Stock held on the Record Date. Shares of Common Stock may not be voted cumulatively. You may cast your vote by any of the methods listed below. Please refer to the detailed instructions included with your Proxy for submission deadlines and step-by-step instructions.

• Vote by Mail. Complete, date and sign your Proxy. Mail it in the pre-paid envelope that is provided so that it reaches us before the deadline specified on the Proxy.

•

Vote by Telephone.    Call the toll-free telephone number provided with your Proxy and, with the Proxy card in hand, follow the instructions. The deadline for telephone voting is 11:59 p.m. Eastern Daylight Time on May 8, 2012.

•

Vote by Internet before the Annual Meeting.    Use your computer to access the website listed on the voting form and, with the Proxy card in hand, record your vote. The deadline for Internet voting is 11:59 p.m. Eastern Daylight Time on May 8, 2012.

•

Vote by Internet during the Annual Meeting.    You may vote electronically during the Annual Meeting, prior to the announcement that the polls are closed. To vote electronically during the Annual Meeting: (1) log on to www.ciber.com/cbr/annualmeeting and, with the Proxy card in hand, register to enter the Annual Meeting website, (2) select the "Vote" button and complete the questions that verify your eligibility to vote and (3) characterize the nature of your vote (i.e., first vote, withdrawal of prior vote, etc.).

Quorum and Election	IVS Associates has been selected to tabulate the votes and to act as Inspector of Elections.

Quorum.    Our bylaws provide that the presence, in person or by Proxy, of the holders of not less than a majority of the shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum to conduct business at an Annual Meeting. Since attendance at the Annual Meeting is usually low, a quorum can only be achieved by Stockholder participation by Proxy. Please complete your Proxy and return it promptly.

Election. Delaware and federal law and our bylaws provide the following:

•

Election of Directors. Directors shall be elected by a plurality of shares present in person or by Proxy and entitled to vote at the Annual Meeting on the election of directors. A director wins by "plurality" when he or she receives more votes than the number of votes cast for any other nominee.

•

Advisory Approval regarding the compensation of the Company's named executive officers. With respect to the advisory approval of the Company's executive compensation, an affirmative vote of a majority of shares present in person or by Proxy at the Annual Meeting and entitled to vote on the subject matter will be considered to be the advice of the Stockholders and the Board will take such advice into consideration.

•

Additional Matters. In all matters to be presented at the Annual Meeting other than the election of directors, the affirmative vote of a majority of shares present in person or by Proxy at the Annual Meeting and entitled to vote on the subject matter will be the act of the Stockholders.

Tabulation of Your Proxy	The Inspector of Elections will tabulate your Proxy as follows:
• All shares represented by a properly executed Proxy will be voted at the Annual Meeting in accordance with your instructions, unless you have taken steps to revoke or withdraw your Proxy.
• Shares that are voted WITHHOLD or ABSTAIN will be counted as "present" for quorum purposes, but will have the same effect as voting against a proposal for which there is a majority voting standard.

•

"Broker non-votes" are Proxies for shares held in street name by brokers or nominees, for which (i) instructions have not been received from the beneficial owner or person entitled to vote and (ii) the broker or nominee does not have discretionary voting power under applicable national securities exchange rules or the instrument under which it serves in such capacity. Broker non-votes are counted as "present" for quorum purposes, but they are treated as not entitled to vote on the matter. Therefore, broker non-votes are not counted for purposes of determining whether Proposal No. 1, Proposal No. 2 or Proposal No. 3 has been approved. Broker non-votes may be counted for purposes of determining whether Proposal No. 4 has been approved.

• If you sign and date your Proxy, but do not provide instructions, your shares will be voted:
• FOR ALL the Board of Directors nominees for Class III Director (Proposal No. 1)
• FOR advisory approval of the compensation of the Company's named executive officers (Proposal No. 2)
• FOR approval of an increase in the number of shares authorized for issuance under the CIBER, Inc. Employee Stock Purchase Plan by 2,500,000 shares (Proposal No. 3)
• FOR the ratification of Ernst & Young LLP as our Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2012 (Proposal No. 4)

•

In addition to executing your voting instructions, the persons named in the Proxy will have discretionary authority to vote all Proxies with respect to additional matters that may be properly presented for action at the Annual Meeting. We are not aware of any other business to be presented at the Annual Meeting.

You May Revoke or Change Your Proxy	At any time prior to final tabulation of the votes on May 9, 2012, you may change your vote or revoke your Proxy by following one of the procedures set forth below:

•

Deliver a letter, signed and in writing, to our Corporate Secretary stating your desire to revoke your Proxy. The letter must be dated later than the date stated on the Proxy you wish to revoke. Address the letter to CIBER, Inc., Corporate Secretary, 6363 South Fiddler's Green Circle, Suite 1400, Greenwood Village, Colorado 80111.

•

Deliver a Proxy bearing a date later than the Proxy you wish to revoke to Broadridge Financial Solutions, Inc. ("Broadridge"), 51 Mercedes Way, Edgewood, NY 11717. You may use any available voting method to deliver your new Proxy, but the new Proxy must be received by Broadridge before the deadline for mail, telephone or Internet voting.

•

Attend the Annual Meeting via the Internet and submit your vote prior to the close of the polls. Follow the instructions for voting online during the Annual Meeting, which appear earlier in this section of this Proxy Statement. Please note, attending the electronic Annual Meeting will not, absent specific instructions from you, revoke or alter your Proxy.

Proxies of Executive Officers & Directors

As a group, our executive officers and directors own or may be deemed to control approximately 10.92% of the outstanding shares of our Common Stock. Each of the executive officers and directors has indicated his/her intent to vote all shares of Common Stock owned or controlled by him/her:

• FOR the candidates nominated by the Board to fill the Class III Director positions described in this Proxy Statement,
• FOR advisory approval of the compensation of the Company's named executive officers,
• FOR approval to increase by 2,500,000 the number of shares authorized for issuance under the Employee Stock Purchase Plan, and
• FOR the ratification of the appointment of Ernst & Young LLP as our Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2012.
Please refer to the table titled "Security Ownership of Certain Beneficial Owners and Management" located on page 23 for additional information.

Persons Making This Proxy Solicitation

This Proxy Solicitation is made by and on behalf of our Board of Directors. The proposals described in this Proxy Statement were unanimously approved and authorized for Stockholders' consideration by our Board of Directors. To date, no director has retracted his support for any proposal appearing on the agenda or notified us of his intention to oppose the same. Solicitation of Proxies for use at the Annual Meeting may be made by regular mail, by email or in person by our directors, officers and regular employees. These individuals will receive no additional compensation for any solicitation activities. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to those beneficial owners. We may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to beneficial owners. In addition, we have retained Morrow & Co. LLC, 470 West Ave., Stamford, CT 06092, a proxy solicitation company, to assist with this solicitation for a fee of approximately $10,000, plus reasonable out-of-pocket expenses. We will bear the entire cost of solicitation of Proxies, including the preparation, assembly, printing and mailing of this Proxy Statement, the Proxy and any additional information furnished to Stockholders.

DEADLINE FOR STOCKHOLDER PROPOSALS FOR THE 2013 ANNUAL MEETING

        Stockholders may submit proposals on matters appropriate for Stockholder action at our annual Stockholder meetings. To have your proposal included in our Proxy Statement and form of Proxy and to properly bring your proposal before an Annual Meeting: (1) you must be eligible to make the proposal; (2) your proposal must be appropriate for Stockholder action at an Annual Meeting; and (3) your proposal must be presented in writing and received by our Secretary at our principal executive offices not less than 90 calendar days nor earlier than the close of business on the 120th calendar day prior to May 9, 2013. Proposals submitted before January 9, 2013 and after February 8, 2013, will be considered untimely and will not be eligible for inclusion in the Proxy Statement and on the form of Proxy for the 2013 Annual Meeting, and will not be considered at the meeting. To be included in our Proxy Statement, all proposals must conform to the procedures established by the Securities and Exchange Commission ("Commission") in Section 14a-8 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The persons named in our Proxy will have discretionary authority to vote all Proxies with respect to any untimely proposals. Stockholder notices regarding proposals must be received no later than the deadline set forth above and contain the specific information required by our bylaws. Stockholders will be furnished a copy of our bylaws, without charge, upon written request to the Corporate Secretary. Please address Stockholder proposals to CIBER, Inc., Corporate Secretary, 6363 South Fiddler's Green Circle, Suite 1400, Greenwood Village, Colorado 80111.

PROPOSAL No. 1—ELECTION OF DIRECTORS

        Background.    Each year at our Annual Meeting of Stockholders, directors constituting approximately one-third of the Board are elected for a three-year term or until a successor is duly elected and qualified. The terms of current Class III Directors, Mr. Paul A. Jacobs, Mr. Archibald J. McGill and Mr. David C. Peterschmidt, will expire at this 2012 Annual Meeting. The terms of the Class I Directors, Mr. Jean-Francois Heitz, Mr. James C. Spira and Mr. Bobby G. Stevenson, will expire in 2013. The terms of the Class II Directors, Mr. Michael Boustridge, Mr. Stephen S. Kurtz and Dr. Kurt J. Lauk, will expire in 2014.

        Pursuant to our bylaws, vacancies on the Board may be filled by the affirmative vote of a majority of the remaining directors then in office. A director elected to fill a vacancy, including a vacancy created by an increase in the size of the Board, serves for the remainder of the full term of the new directorship or of the class of directors in which the vacancy occurred. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, but in no case will a decrease in the number of directors shorten the term of any incumbent director.

        Description of Proposal No. 1.    Proposal No. 1 asks you to elect three individuals to serve as Class III Directors for the ensuing three-year term to expire in 2015, or until a successor is elected and qualified.

        The Nominating/Corporate Governance Committee, with the approval of the non-incumbent members of the Board, has nominated for re-election as Class III Directors, Mr. Paul A. Jacobs, Mr. Archibald J. McGill and Mr. David C. Peterschmidt (the "Director Nominees").

        We have received no Stockholder proposal or nomination of any other person to stand for election as a Class III Director, timely or otherwise.

        Shares represented by Proxies that are not marked to "WITHHOLD ALL" authority to vote for the Director Nominees, or "FOR ALL EXCEPT" a specified individual that you must name, will be voted FOR the election of the Director Nominees. Should the Director Nominees become unavailable or unwilling to serve as directors, persons named in the Proxy intend to cast votes for which they hold Proxies in favor of the election of such other person as the Board may designate. The Board knows of no reason why Mr. Paul A. Jacobs, Mr. Archibald J. McGill or Mr. David C. Peterschmidt would be unable or unwilling to serve on the Board.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR ALL" THE NOMINEES

DIRECTORS AND EXECUTIVE OFFICERS

        The following table sets forth our directors and executive officers, their ages, positions currently held with us, the year elected as director or appointed as officer and class of directorship. Directors are elected to serve three-year terms, or until a successor is elected and qualified. Executive officers serve at the pleasure of the Board for a term of one year, subject to review and renewal annually. For information about the ownership of our voting securities held by each director, director nominee or executive officer, see "Security Ownership of Certain Beneficial Owners and Management." Information about Director Nominees is indicated by an asterisk (*) in the table below and in the narrative following the table.

        As noted on page 20, when our Nominating/Corporate Governance Committee considers candidates for director, the Committee looks for experience with acquisitions, experience in marketing and sales, experience as a chief executive officer or chief financial officer, knowledge of our industry, experience with finance, accounting, internal audit and other financial matters, respect for the fiduciary responsibilities of directors to stockholders, leadership skills, demonstrated sound business judgment, global perspective, interpersonal effectiveness and personal integrity. We believe that our directors bring these skills to their participation on our Board in addition to the specific knowledge and experience noted below with respect to each director.

Name	Age	Position	Served as Officer or Director Since	Class (Term Exp.)
David C. Peterschmidt*	63	President, Chief Executive Officer and Director	2010	Class III (2012)
Claude J. Pumilia	44	Executive Vice President, Chief Financial Officer and Treasurer	2011
Richard Genovese	57	Executive Vice President and Chief Operating Officer	2011
Tom van den Berg	48	Executive Vice President—Global Accounts	1999
Cynthia Boucher	61	Senior Vice President and General Manager—IT Outsourcing division	2010
Paul A. Jacobs*	72	Chairman and Director	2005	Class III (2012)
Michael Boustridge	48	Director	2012	Class II (2014)
Jean-Francois Heitz	62	Director	2011	Class I (2013)
Stephen S. Kurtz	61	Director	2007	Class II (2014)
Kurt J. Lauk	65	Director	2010	Class II (2014)
Archibald J. McGill*	80	Director	1998	Class III (2012)
James C. Spira	69	Director	1994-98 and 2002	Class I (2013)
Bobby G. Stevenson	70	Founder and Director	1974	Class I (2013)

 David C. Peterschmidt*

        Mr. Peterschmidt joined us as President, Chief Executive Officer and a Class III Director in July 2010. He has been nominated to stand for election at this Annual Meeting to fill one of the upcoming Class III vacancies. Mr. Peterschmidt brings his considerable management experience in information technologies ("IT") services and products to CIBER's leadership and his membership on our Board of Directors. In addition to his extensive business leadership in U.S. IT companies, he has global business experience and has managed public companies through a wide range of environments. Prior to joining us, Mr. Peterschmidt was Co-Founder and Managing Director of 280 Capital Partners, a private equity firm focused on lower mid-market technology companies, which he co-founded in 2007. From 2004 to 2007, he was the President, Chief Executive Officer and Director of Openwave Systems, Inc. Mr. Peterschmidt currently serves as a non-executive Director of Limelight Networks, Inc. (NASDAQ (GM): LLNW), where he is a member of the audit, nominating and governance, and compensation committees. From November 2007 to July 2011, he served as a non-executive Director of SAVVIS, Inc. (formerly, NASDAQ (GS): SVVS) and as a member of the compensation committee, and from September 2009 to November 2009, he served as a non-executive Director of BackOffice Associates, LLC. From 2003 to 2004, he was the Co-Chairman and Chief Executive Officer of Securify, Inc., which was acquired by Secure Computing in 2008, and from 1996 to 2003, he was the Chairman, President and Chief Executive Officer of Inktomi Corporation, which was acquired by Yahoo! in 2003. Before 1996, he served in executive positions with Sybase, Inc. and as an officer in the United States Air Force from 1969 to 1979.

Claude J. Pumilia

        Mr. Pumilia joined us as Executive Vice President, Chief Financial Officer and Treasurer in April 2011. He brings extensive experience in worldwide financial and strategic planning and development, organizational disciplines and metrics to drive performance, business development, market research and competitive analysis to our leadership team. Prior to joining CIBER, Mr. Pumilia was the first Chief Financial Officer for the City and County of Denver in Denver, Colorado from 2007 to 2011. As the first Chief Financial Officer of the City of Denver, Mr. Pumilia restructured over $3 billion of publicly-traded debt and led cost reduction efforts that closed over $300 million in deficits. Before he joined the City and County of Denver, Mr. Pumilia was Senior Vice President and a member of the Senior Leadership Team of CA, Inc. (NASDAQ (GS): CA) (formerly Computer Associates), from 2005 to 2006, where he had direct responsibility for the sales finance team and the international controllership. From 2002 to 2005, Mr. Pumilia was Vice President of Finance for two divisions of Hewlett-Packard Company ("HP") (NYSE: HPQ). While at HP, Mr. Pumilia drove double-digit revenue and profit growth in the Digital Imaging and Publishing business unit, a $3 billion division within HP. He subsequently led the finance organization for the Americas for HP's Imaging and Printing Group. He was also responsible for finance and strategic planning, as well as the introduction of organizational disciplines and metrics to drive performance to achieve financial objectives. From 1996 to 2002, Mr. Pumilia held various management positions with Compaq Computer Corporation ("Compaq"); from 2000 to 2001, he became the Chief Financial Officer and Vice President of Business Development for Emerging.com, an internet startup company providing eCommerce consulting services. During his time at Compaq, Mr. Pumilia led the world-wide financial planning and analysis team for the company and had responsibility for business development, strategic planning, market research and competitive analysis functions. Prior to joining Compaq, Mr. Pumilia held positions with McKinsey & Company performing strategic and valuation assignments, with Baker & Botts, LLP, representing private and public corporate clients in business transactions, and with Andersen Consulting advising financial and energy clients.

 Richard Genovese

        Mr. Genovese became Executive Vice President and Chief Operating Officer in February 2012 with responsibility for our North America and International operations, including India. He joined CIBER in September 2011 as Executive Vice President of CIBER North America with responsibility for leading the North American operations, overseeing all business processes, including strategy, sales, solutions, client relationships, delivery and financial performance. Mr. Genovese brings to CIBER over 30 years of business development and senior operating leadership experience with top IT consulting and services businesses, including IBM Global Services (NYSE: IBM), Price Waterhouse Coopers (PWC) and Electronic Data Systems (NASDAQ: EDS). While with IBM from April 2002 to July 2010, Mr. Genovese held several management positions. Most recently, he served as General Manager of Application Services for the Americas, the largest offering group within IBM's Global Business Services, at which time Mr. Genovese generated $6 billion of revenue for the company's Application Management and Application Innovation Services businesses. His other positions with IBM included General Manager of the IBM Business Process Outsourcing Practice for the Americas and Managing Partner of the Communications Consulting Sector for IBM Global Business Services. Prior to joining IBM, Mr. Genovese was a partner with PWC from 1982 to 2002. At the time of IBM's acquisition of PWC Consulting, he was the Managing Partner of Business Process Outsourcing for the Americas, and was responsible for the profit and loss operations for all vertical and horizontal business units. While with PWC, Mr. Genovese also acted as Managing Partner for the Global Energy Consulting Practice. Previously, he was a principal with EDS from 1979 to 1981, where he served as a systems engineer and oversaw IT development for healthcare clients.

Tom van den Berg

        Mr. van den Berg became Executive Vice President-Global Accounts in February 2012. In this role, he brings his extensive experience in building client relationships to his responsibilities for deepening relationships with our largest and most strategic customers. Mr. van den Berg has spent more than 20 years in the international IT field. Prior to becoming Executive Vice President-Global Accounts, he was Executive Vice President and Chief Executive Officer of the Company's International division from July 2011 to February 2012. Before that, he was Senior Vice President and held various other positions with the Company for over a decade. Mr. van den Berg was responsible for CIBER Asia, played an important role in the CIBER International management team, and simultaneously grew the CIBER Netherlands business ten-fold, all organically. He co-founded Solution Partners, an IT company in the Netherlands, which was acquired by the Company in 1999, as its initial entry into the international market. Prior to his employment with the Company from 1992 to 1995, Mr. van den Berg was responsible for one of the first pan-European roll-outs of SAP for Curver Rubbermaid, a US-European plastics producer, which was at the time, the first SAP R/3 implementation on a large scale. Previously, from 1989 to 1992, he was responsible for the European-wide Information Technology team at Plibrico, a US-based monolithic refractories manufacturer. A strong believer that "employees are our greatest asset," Mr. van den Berg's operations have been routinely awarded "the best place to work" recognition in the Netherlands and he is a frequent speaker at various management forums.

Cynthia Boucher

        Ms. Boucher joined CIBER, Inc. in November 2010 as Senior Vice President and General Manager of the Company's IT Outsourcing division. Ms. Boucher brings to the Company significant experience in leading large-scale technology operations for major corporations, as well as management consulting experience. Her areas of expertise include IT strategic planning, business process design, IT outsourcing, IT operations and compliance, enterprise technology architecture and transformation management. Ms. Boucher joined the Company from Kaspick and Company, a subsidiary of TIAA-CREF, where she served as Chief Operating Officer ("CIO") from August 2009 to November

2010, and as CIO from December 2004 to July 2009. Previously, she was with RHK as CIO from July 2001 to July 2003 and with Prophet Brand Strategy as a management consultant for digital commerce from January 2000 to May 2001. Prior to January 2000, Ms. Boucher held positions of CIO, VP, and Director of Information Technology with Montgomery Securities, Montgomery Asset Management, Sega of America, and Sega GameWorks.

Paul A. Jacobs*

        Mr. Jacobs became the Chairman of our Board of Directors in April 2010, and effectively guided the Board through the management transition that occurred in 2010 and 2011. He also serves on our Audit and Nominating/Corporate Governance Committees. Mr. Jacobs has been a Class III Director since February 2005 and he has been nominated to stand for re-election at the Annual Meeting to fill one of the upcoming Class III vacancies. Mr. Jacobs was a founding member of the law firm of Jacobs Chase LLC, a Denver mid-size law firm formed in 1995. In 2011, Jacobs Chase LLC ceased operations as a law firm and substantially all of its lawyers moved to Husch Blackwell LLP, where Mr. Jacobs is Of Counsel. Mr. Jacobs brings to our Board and his Chairmanship more than 40 years of comprehensive legal experience in representing a variety of businesses and entrepreneurs in corporate finance, mergers and acquisitions, business planning and real estate. Mr. Jacobs was the driving force behind Denver's 1990 Major League Baseball Expansion bid and served as Executive Vice President and General Counsel of the Colorado Rockies from the inception of the franchise in 1991 through February 1995. Prior to that, Mr. Jacobs practiced at the Denver law firm Holme Roberts & Owen (which merged with Bryan Cave in December 2011) for 24 years, where he served on the Executive Committee for more than 10 years. Mr. Jacobs is currently Vice President and a Director of the American Jewish Committee and a Director of The Colorado Sports Hall of Fame.

Michael Boustridge

        Mr. Boustridge was appointed to the Board of Directors in March 2012 as a Class II Director. He brings to our Board of Directors his extensive global experience in IT services and his proven track record of strategic planning in successful service delivery and operational results for global companies. He is currently providing consulting services. From 2006 to 2011, Mr. Boustridge served as President, BT Global Services Multi-National Corporations, where he had responsibility for all aspects of BT's operations and performance for the global multi-national corporations, including BT Professional Services and BT Global Financial Services sector. After joining BT Global Services in April 2006, he held several positions, including President of America and Canada, as well as, President Asia Pacific, where he assumed leadership over 18 countries with more than 4,800 direct employees and 30,000 indirect employees. Prior to joining BT, Mr. Boustridge served as Chief Sales and Chief Marketing Officer at Electronic Data Systems, LLC, which he joined in 1996 from Hitachi Data Systems. He currently serves on the Board of Directors and the Compensation Committee for Riverbed Technology, Inc. (NASDAQ: RVBD), a public technology company that specializes in improving the performance of networks and networked applications. Mr. Boustridge is on the Advisory Board of Any Presence, Inc., an enterprise-class, cloud-based mobile platform that dramatically decreases the cost and complexity of multi-device application development, deployment and maintenance. He also serves on the boards of two private companies Contact Solutions, LLC and Pacific Fibre Ltd. Previously, he was a member of the Board of Trustees of the XPRIZE Foundation, an educational nonprofit organization with the mission to bring about radical breakthroughs for the benefit of humanity, to inspire industries and to revitalize markets.

Jean-Francois Heitz

        Mr. Heitz was appointed to the Board of Directors as a Class I Director and as a member of the Board's Audit Committee in June 2011. He is also Chairman of the Compensation Committee for 2012.

Mr. Heitz brings deep financial and operations knowledge and vast experience in the international marketplace to CIBER's Board. From 1989 to 2003, Mr. Heitz held several positions with Microsoft (NASDAQ: MSFT), where he was responsible for strategic operations, and treasury and finance functions. During his tenure with Microsoft, he was Deputy Chief Financial Officer from 2000-2003, at which time he assisted the Chief Financial Officer to lead the company's global finance, administration, IT and operations divisions, and he was primarily responsible for transactions, governance, integration of acquisitions and cross-organizational issues. From 1998 to 2000, Mr. Heitz was Corporate Treasurer of Microsoft and managed all capital markets, global cash management, foreign exchange, corporate finance, and credit and risk management activities. Prior to his role as Corporate Treasurer for Microsoft, Mr. Heitz served as Assistant Treasurer from 1994-1998, and as Director of Finance for Microsoft Southern Europe and General Manager, Business Operations, of Microsoft France from 1989 to 1994. From 1980-1989, he held various finance roles with Matra SA (now Group Lagardere), a French multinational high-tech conglomerate, including 4 years in Boston, and Vice President of Finance and Administration of Matra Systèmes from 1987 to 1989. While with UNITEC, a European subsidiary of Envirotech Corp., he oversaw sales and marketing from 1978-1980. From 1974-1978, Mr. Heitz was an Operations Research Engineer for Air Liquide S.A. He has served on the boards of, and has led the audit committees for, several public and private companies. He currently serves as a Director and head of the audit committee for three private companies, Arc International S.A., Total Immersion, and Succès Europe. Mr. Heitz also currently serves on the audit committee of Pole Emploi, a French governmental organization. His past board memberships include Bull from 2006 to 2010, Business Objects from 2003-2008, Wavecom from 2005-2008, Xantrex from 2007-2008, and TIR Systems from 2006-2007. Mr. Heitz is on the Advisory Boards for the Stanford Technology Venture Program and two technology funds. Additionally, he is a member of the Board of Trustees of the Overlake School and the Seattle Symphony Orchestra, where he also serves as President of the Seattle Symphony Foundation.

Stephen S. Kurtz

        Mr. Kurtz has been a Class II Director since his election to the Board in December 2007. He serves as Chairman of the Audit Committee and served as Chairman of the Compensation Committee in 2011. Mr. Kurtz's 30 years of providing professional services in accounting and finance bring depth to both our Board, and the Audit and Compensation Committees. His primary emphasis has been in the negotiation, structuring and tax planning for mergers, acquisitions, joint ventures and leveraged buyouts and this extensive financial experience is a valuable asset to our Board. Mr. Kurtz is a Co-Managing Member of Mankwitz Kurtz Investments, LLC, a Denver-based private equity firm, which he formed in 2001. In 2008, Mr. Kurtz formed Kurtz Financial, LLC, a consulting firm specializing in restructuring, turnarounds, and mergers and acquisitions advisory services. From 1978 to 2001, he was President of the CPA firm of Shenkin Kurtz Baker & Co. Mr. Kurtz is a certified public accountant. From 1995 to 2010, he was a member of the board and chairman of the audit and finance committee of HCA-HealthOne in Denver and is currently a member of the community board of Wells Fargo Colorado, N.A. (NYSE: WFC). Since November 2009, Mr. Kurtz has also been a member of the board, member of the governance committee and the chairman of the audit committee of Pembrook Mining Corp., a privately-held, Canadian-based international mining company.

Kurt J. Lauk, PhD

        Dr. Lauk was appointed to the Board as a Class II Director and as a member of the Board's Audit Committee in November 2010. He is a member of both the Audit and Nominating/Corporate Governance Committees for 2012. Dr. Lauk brings vast international business experience in finance, sales and marketing to CIBER's Board. Dr. Lauk's global expertise supports the Board's efforts in overseeing CIBER's strategy to expand our operations on a global level. Dr. Lauk is an executive officer of Globe CP GmbH and serves as a Trustee of the International Institute for Strategic Studies

in London. He is an honorary professor with a chair for International Business Strategy at the prestigious European Business School in Reichartshausen and was a lecturer in Global Management at the Stanford University Graduate School of Business. Dr. Lauk serves as the Chairman of the Economic Council to the Christian Democratic Party in Berlin, Germany, an independent business organization. Since 2004, Dr. Lauk has been a special advisor to Silver Lake Partners, a leader in private investments in technology and technology-enabled industries. From March 2007 until October 2010, Dr. Lauk was a member of the board of The Innovation Group plc, U.K. (London Stock Exchange: TIG), where he was a member of the Nomination Committee. Dr. Lauk was a Member of the Board of Management of Daimler-Chrysler from 1996 to 1999. During his tenure at Daimler-Chrysler, Dr. Lauk had senior management roles in, and was responsible for, the global Commercial Vehicle Division. Prior to joining DaimlerChrysler, he held the position of Chief Financial Officer and Chief Controller of VEBA AG (today E.on AG) (Pink Sheets: EONGY and Frankfurt Stock Exchange: EOAN), Germany's largest publicly-listed energy conglomerate, where he served as a Member of its Board of Management with IT responsibilities. Earlier, Dr. Lauk was Deputy Chairman and Chief Financial Officer of Audi AG (Frankfurt Stock Exchange: Audi AG), where he also handled marketing for the Audi brand. He also served as Vice President and Director of The Boston Consulting Group Inc., in Munich and Boston, respectively, where his practice focused on technology and manufacturing businesses. Dr. Lauk currently serves as a Non-Executive Director and on the audit committee for Magna International, Inc. (NYSE: MGA). He also presently serves on several supervisory boards and on selected advisory councils. He has previously served on several commissions, both on the federal and state level in Germany.

Archibald J. McGill*

        Mr. McGill has been a Class III Director since September 1998 and he has been nominated to stand for re-election at the Annual Meeting to fill one of the upcoming Class III vacancies. As a long-standing member of CIBER's Board of Directors, Mr. McGill brings extensive knowledge of the Company's history and continuity to his membership on the Board, and his service in 2011 on the Audit and Compensation Committees. For 2012, Mr. McGill will serve on the Compensation and Nominating/Corporate Governance Committees. Mr. McGill also represents extensive experience in business to business sales and marketing, venture capital acquisition and large business management. Mr. McGill provides our Board with senior leadership, strategic and technology industry experience from his service in executive capacities at IBM (NYSE: IBM) and AT&T (NYSE: T) and as President of Rothschild Venture Capital. He is on the boards of directors of several small high-technology companies. From 1985 to the present, Mr. McGill has been the President of Chardonnay, Inc., a venture capital investment company.

James C. Spira

        Mr. Spira has been a Class I Director since March 2002. He previously served as a Director of our Company from September 1994 until October 1998. He currently serves on the Compensation Committee and as Chairman of our Nominating/Corporate Governance Committee. Mr. Spira has over 40 years of management consulting experience and he brings his widely regarded expertise in developing and implementing winning competitive strategies and career-long focus on profit improvement to his membership on our Board of Directors. He currently serves as non-executive Chairman of the board of enlight Advisors, LLC, a Cleveland, Ohio privately-held management consulting firm specializing in corporate strategy. From July 2003 until September 2008, Mr. Spira served as non-executive Chairman of the board of Brulant, Inc., a Cleveland, Ohio privately-held information services firm. He also served as a director of Brulant from 1997 to 2008. Mr. Spira was the President and Chief Operating Officer of American Greetings Corporation (NYSE: AM) from 2001 until his retirement in July 2003. From 1995 to 2001, he was managing partner of Diamond Technology Partners, Inc., a Chicago, Illinois-based management consulting firm providing program management services to design and deploy technology-enabled business strategies. Previously, from 1974 to 1991, Mr. Spira was Co-founder, President and Chief Executive Officer of Cleveland Consulting Associates, an operations and systems management consulting firm that conducts business with multi-national companies. In 2005, he joined the board of Dealer Tire LLC, a private company that helps original equipment automobile manufacturers design, implement and manage tire programs for their dealerships; in 2011, Mr. Spira became Director Emeritus for Dealer Tire LLC. From June 2004 to May 2011, Mr. Spira served on the board of directors, and as a member of the audit and compensation committees, of Jackson-Hewitt, Inc. (formerly NYSE: JTX).

Bobby G. Stevenson

        Mr. Stevenson is a Class I Director and Founder of the Company. Mr. Stevenson was a key figure in CIBER's formation and the ensuing growth of the Company. He continues to utilize his long-term management experience with the Company and his extensive knowledge of the IT industry in his role on our Board of Directors, and in 2012 on our Audit Committee. Mr. Stevenson served as Vice President in charge of our recruiting and management of the technical staff from 1974 until November 1977, when he became Chief Executive Officer. As Chief Executive Officer from 1977 to 1998, he was responsible for all of our operations. Mr. Stevenson has been a member of our Board of Directors since the Company's inception.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

        In November 2006, our Board adopted a written policy that requires the Audit Committee to review any financial transactions, arrangements or relationships that exceed $120,000 in which we are a participant and a related party (as defined in Rule 404(b) of Regulation S-K under the Exchange Act) has a direct or indirect interest. Audit Committee approval of any related party transaction will depend upon whether or not the transaction is fair and beneficial to us. Our Related Party Transaction Policy and the conflict of interest provision contained in our Code of Business Conduct and Ethics (the "Code of Conduct") further describe our policies relating to relationships and related party transactions. The Audit Committee was not presented with any proposed related party transactions during 2011.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires that our directors, executive officers and persons who beneficially own greater than 10% of a registered class of our equity securities file initial reports of ownership and changes in ownership of such securities with us and the Commission. Based solely upon our review of copies of the Section 16(a) reports and the written representations we have received from our reporting persons, we believe that during the year ended December 31, 2011, all of our directors, executive officers and greater than 10% beneficial owners were in compliance with Section 16(a) reporting requirements.

CORPORATE GOVERNANCE PRACTICES

        The Board met five (5) times in 2011 in regularly scheduled quarterly and special meetings. Each director, including incumbents, participated either in person or by telephone conference in at least 75% of all 2011 regularly scheduled quarterly Board meetings and committee meetings (of which such director was a member), and for the period such director was a director. Each director attended the Annual Meeting of Stockholders last year, except for Mr. McGill, whose absence was excused. Each director is expected to attend the Annual Meeting this year.

Corporate Governance

        We have had informal governance standards in place since our inception in 1974 that have evolved to accommodate our growth over the years and our subsequent changing governance practices. Our Board has adopted formal Corporate Governance Principles (the "Principles") to address matters of corporate governance including, but not limited to, Board composition and leadership, Board member qualifications, compensation, tenure and succession, Board organization, term and age limits, service on additional public company boards and audit committees, and committee operation and responsibilities. Board members are also subject to the requirements of CIBER's Code of Conduct which includes, among other things, a conflict of interest policy. In addition, in November 2006, the Board adopted a policy with respect to related party transactions, as discussed in more detail above. The Principles, Code of Conduct and Related Party Transaction Policy can be found on our website at www.ciber.com under "Investor Relations," or you may request a copy by writing to us at CIBER, Inc., 6363 South Fiddler's Green Circle, Suite 1400, Greenwood Village, Colorado 80111, Attention: Investor Relations.

Board Leadership Structure and Executive Sessions

        The positions of Chief Executive Officer and Chairman of the Board of Directors are separated at CIBER. In our Board's opinion, such separation allows for more objective evaluation of our CEO's performance, as well as broader distribution of information leading to more effective monitoring of our operations and business strategies. Our non-management directors meet regularly in executive session without management. The executive sessions are chaired by our Chairman of the Board, Paul A. Jacobs. The executive sessions of our non-management directors are held in conjunction with each regularly scheduled Board meeting and many of the special Board meetings.

Board Oversight Role in Risk Assessment and Management

        While our entire Board is accountable for and involved in risk oversight, our directors have determined to assign primary responsibility to the Audit Committee. The Audit Committee periodically reviews the risk management processes designed and implemented by the Company and receives reports from Company management to ensure that such are consistent with our corporate strategies and that there is an appropriate culture of risk awareness and assessment in decision making. At the same time, the directors recognize other Board committees, such as our Compensation Committee, have expertise in areas of risk oversight specific to their duties and responsibilities and, consequently, it makes sense to allocate specific aspects of risk oversight to these committees. Each committee periodically reports key risk oversight findings back to the full Board, so that the risk oversight activities are coordinated and consistent with our overall risk management processes. The full Board can then monitor risk taking across the organization and ensure that appropriate risk taking is aligned with and incorporated into our strategic planning process.

Communicating with our Chairman or the Company's Non-Management/Independent Directors

        Any Stockholder or other interested party who wishes to contact our Chairman or the non-management/independent members of our Board of Directors or any individual director, may do so by following the procedures set forth on our website at www.ciber.com under "Investor Relations, Corporate Governance, Communications with the Board."

Independence

        At least a majority of the members of the Board and all members of the Board's Audit, Compensation and Nominating/Corporate Governance Committees must be independent for purposes of Section 303A of the Listed Company Manual of the New York Stock Exchange ("NYSE"). Upon applying the Company's standards for "independence" identified on our website at www.ciber.com under "Investors Relations, Corporate Governance" and, after reviewing additional relevant facts and circumstances, including any related party transactions, the Board has determined that each of the following directors is or was independent and has or had no material relationship with the Company that would impair his independence: Mr. Boustridge, Mr. Heitz, Mr. Jacobs, Mr. Kurtz, Dr. Lauk, Mr. McGill, Mr. Spira and Mr. Stevenson.

        The Board also determined that, with respect to their Committee assignments for 2011, Mr. Heitz, Mr. Jacobs, Mr. Kurtz, Dr. Lauk and Mr. McGill had the requisite independence to serve as members of our Audit Committee under both the Exchange Act and NYSE requirements, that Mr. Kurtz, Mr. McGill and Mr. Spira had the requisite independence to serve as members of our Compensation Committee, and that Mr. Jacobs and Mr. Spira had the requisite independence to serve as members of our Nominating/Corporate Governance Committee.

        With respect to the Committee assignments for 2012, the Board has determined that Mr. Heitz, Mr. Jacobs, Mr. Kurtz, Dr. Lauk, and Mr. Stevenson have the requisite independence to serve as members of our Audit Committee under both the Exchange Act and NYSE requirements, that Mr. Heitz, Mr. Kurtz, Mr. McGill and Mr. Spira have the requisite independence to serve as members of our Compensation Committee, and that Mr. Jacobs, Dr. Lauk, Mr. McGill and Mr. Spira have the requisite independence to serve as members of our Nominating/Corporate Governance Committee. Mr. Boustridge has not yet been given a committee assignment.

Code of Business Conduct and Ethics

        Our Code of Conduct is applied consistently to all employees and has been a prominent part of the Employee Handbook for several years. The Board of Directors' adopted Code of Conduct applies to all employees, but has specific requirements for executives and senior financial officers with respect to the ethical standards and obligations relevant to accounting and financial reporting. The Code of Conduct contains procedures for reporting suspected violations of the Code of Conduct and references the Audit Committee procedure for the reporting of questionable accounting and auditing matters or other concerns about accounting and auditing matters. A copy of the Code of Conduct, as well as the Audit Committee Procedures for reporting concerns about accounting or auditing matters, can be found on our website at www.ciber.com under "Investor Relations," or you may request a copy by writing to us at CIBER, Inc., 6363 South Fiddler's Green Circle, Suite 1400, Greenwood Village, Colorado 80111, Attention: Investor Relations. If a waiver from the Code of Conduct is granted to an executive officer or director, the nature of the waiver will be disclosed on our website, in a press release or in a current report on Form 8-K.

Committees

        The Board has three standing committees: Audit, Compensation and Nominating/Corporate Governance. Membership in those committees for 2011 and 2012 is set forth below.

2011 COMMITTEE MEMBERSHIP
Director	Audit	Compensation	Nominating/ Corporate Governance
David C. Peterschmidt	—	—	—
Paul A. Jacobs	X	—	X
Jean-Francois Heitz	X	—	—
Stephen S. Kurtz	Chair	Chair	—
Kurt J. Lauk	X	—	—
Archibald J. McGill	X	X	—
James C. Spira	—	X	Chair
Bobby G. Stevenson	—	—	—

2012 COMMITTEE MEMBERSHIP
Director	Audit	Compensation	Nominating/ Corporate Governance
David C. Peterschmidt	—	—	—
Paul A. Jacobs	X	—	X
Jean-Francois Heitz	X	Chair	—
Stephen S. Kurtz	Chair	X	—
Kurt J. Lauk	X	—	X
Archibald J. McGill	—	X	X
James C. Spira	—	X	Chair
Bobby G. Stevenson	X	—	—

AUDIT COMMITTEE

        The principal responsibilities of the Audit Committee are: (1) engaging and overseeing the work of the independent auditor, including the execution of the engagement letter and review of the audit plan; (2) reviewing the independence, internal quality control procedures and performance of the independent auditors and the qualifications of the key audit partner and audit managers; (3) overseeing the documentation, evaluation and testing of our system of internal controls; (4) establishing our policy on provision of non-audit services; (5) pre-approving all audit and permitted non-audit services provided to us; (6) establishing the Committee's procedure for receiving and reviewing complaints regarding accounting, internal controls and auditing matters; (7) discussing policies and guidelines with respect to financial risk exposure and management; (8) receiving reports from the auditor and reviewing with the auditor critical accounting policies and practices, alternative treatments of financial information that have been discussed with management and the effectiveness of internal controls and any material written communications between the auditor and our management; (9) reviewing Management's Discussion and Analysis and our annual audited financial statements and periodic reports that include financial statements prior to filing or distribution; (10) discussing, generally, all financial press releases, other financial information and earnings guidance provided to analysts and rating agencies; (11) reviewing and approving any related party transactions pursuant to our Related Party Transaction Policy; (12) determining and approving the compensation of the independent auditor; (13) discussing policies with respect to risk assessment and risk management; and (14) reporting to the Board with respect thereto. The members of the 2011 Audit Committee were Mr. Kurtz (Chairman), Mr. Jacobs, Dr. Lauk and Mr. McGill. Mr. Heitz became a member of the Audit Committee in June 2011, at the time he was appointed to the Board. The Audit Committee met six times during 2011. For 2012, the members of the Audit Committee are Mr. Kurtz (Chairman), Mr. Heitz, Mr. Jacobs, Dr. Lauk and Mr. Stevenson.

Audit Committee Charter

        The Audit Committee Charter is available for review on our website at www.ciber.com/cbr under "Corporate Governance."

"Audit Committee Financial Expert" and Financial Literacy

        The Board has determined that Mr. Kurtz, Mr. Heitz and Dr. Lauk each qualify as an "audit committee financial expert" pursuant to Item 407(d) of Regulation S-K. The Board has also determined that each of the other members of the Audit Committee is financially literate consistent with the requirements of the NYSE.

 Report of the Audit Committee*

        The Audit Committee of the Board assists the Board in fulfilling its responsibilities for financial reporting compliance by reviewing the audited financial statements, reviewing the system of internal controls that management and the Board of Directors have established and reviewing the overall audit process. The Audit Committee, in its capacity as a committee of the Board, is directly responsible for the appointment, compensation and oversight of the independent registered public accounting firm, and has:

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  reviewed and discussed the 2011 audited financial statements separately and jointly with management and with Ernst & Young LLP ("E&Y"), our independent registered public accounting firm;

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  provided oversight and advice to management with respect to the documentation, testing and evaluation of our system of internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 and related regulations, received periodic updates provided by management and E&Y and reviewed a report on the effectiveness of our internal control over financial reporting;

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  discussed with E&Y the matters required by the Statement on Auditing Standards No. 114, "Codification of Statements on Auditing Standards," AU§380, as modified or supplemented by the Auditing Standards Board of the American Institute of Certified Public Accountants or the Public Company Accounting Oversight Board ("PCAOB");

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  received the written disclosures and the letter from E&Y required by applicable requirements of the PCAOB for independent auditor communications with the Audit Committee, as the same may be modified or supplemented, and has discussed with E&Y its independence; and

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  considered whether the auditor's provision of non-audit services is compatible with independence and concluded that the services rendered by E&Y are compatible with maintaining the principal accountant's independence, no fees were billed for services other than audit, audit-related or tax services.

        Based upon this review and the discussions referred to above, the Audit Committee has recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2011, and that this report be included in the Proxy Statement on Schedule 14A for the 2012 Annual Meeting of Stockholders.

  By the Audit Committee:

  Stephen S. Kurtz, Chairman
  Jean-Francois Heitz
  Paul A. Jacobs
  Kurt J. Lauk
  Archibald J. McGill

*
The foregoing section titled Report of the Audit Committee is not "soliciting material," is not deemed "filed" with the Commission and is not to be incorporated by reference in any filing of ours under the Securities Act of 1933, as amended, or the Exchange Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

COMPENSATION COMMITTEE

        The principal responsibilities of the Compensation Committee are: (1) to define our philosophy, policies and procedures regarding executive compensation; (2) to administer and approve awards under our CIBER, Inc. 2004 Incentive Plan (a stock-based plan) and to administer our Employee Stock Purchase Plan; (3) to review the performance of the Chief Executive Officer, Chief Financial Officer and the other Named Executive Officers (collectively, our "NEOs"); (4) to approve the annual base salary, cash incentive compensation and equity compensation for our NEOs; (5) to make recommendations regarding non-employee director compensation; and (6) to review the Compensation Discussion and Analysis and recommend its inclusion in the Annual Report on Form 10-K and the Proxy Statement on Schedule 14A for the 2012 Annual Meeting of Stockholders. The members of the Compensation Committee for 2011 were Mr. Kurtz (Chairman), Mr. McGill and Mr. Spira. The Compensation Committee met six times during 2011. For 2012, the Compensation Committee members are Mr. Heitz (Chairman), Mr. Kurtz, Mr. McGill and Mr. Spira.

Report of the Compensation Committee**

        We have reviewed and discussed with management the Compensation Discussion and Analysis as required by Item 402(b) of Regulation S-K and based on the review and discussions, we have recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

  By the Compensation Committee:

  Stephen S. Kurtz, Chairman
  Archibald J. McGill
  James C. Spira

Compensation Committee Interlocks and Insider Participation.

        There were no Compensation Committee interlocks in 2011. In 2011, the Compensation Committee of our Board of Directors consisted of Mr. Kurtz (Chairman), Mr. McGill and Mr. Spira; none of whom have ever been an officer or employee of ours. No current executive officer of ours has ever served as a member of the board of directors or compensation committee of any other entity that has or has had one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

NOMINATING/CORPORATE GOVERNANCE COMMITTEE

        The principal responsibilities of the Nominating/Corporate Governance Committee are to identify and nominate qualified individuals to serve as members of the Board, or to nominate candidates to fill such other positions as may be deemed necessary and advisable by the Board. In addition, the Nominating/Corporate Governance Committee is responsible for establishing our Corporate Governance Principles and our Code of Conduct, as well as evaluating the Board and its processes. The members of the 2011 Nominating/Corporate Governance Committee were Mr. Spira (Chairman) and Mr. Jacobs. The Nominating/Corporate Governance Committee met four times in 2011. For 2012, the Nominating/Corporate Governance Committee members are Mr. Spira (Chairman), Mr. Jacobs, Dr. Lauk and Mr. McGill.

**
The foregoing section titled Report of the Compensation Committee is not "soliciting material," is not deemed "filed" with the Commission and is not to be incorporated by reference in any filing of ours under the Securities Act of 1933, as amended, or the Exchange Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

 NOMINATING/CORPORATE GOVERNANCE COMMITTEE CHARTER

        The Nominating/Corporate Governance Committee's Charter can be found at www.ciber.com/cbr under "Corporate Governance." We believe that our directors must bring the skill mix and experience necessary to perform the Board of Directors' oversight function effectively. Prospective Board members are identified by a combination of methods, including use of search firms, studying other boards, word-of-mouth in industry circles, inquiries of outside professionals and recommendations made to us. Although, we do not have a formal policy with regard to the consideration of diversity, when considering candidates for director, our Nominating/Corporate Governance Committee looks at the entirety of our Board and seeks to add skills and experience which complement other members of the Board, rather than director nominees who may represent a particular constituency. We value, encourage and draw upon diverse viewpoints, believing that they add perspective and creativity to our discussion of business issues and challenges. The Committee considers a number of factors including, but not limited to, the following:

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  Experience with acquisitions

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  Experience in marketing and sales

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  Experience as a chief executive, chief operating or chief financial officer

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  Knowledge of our industry

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  Experience with finance, accounting, internal audit and other financial matters

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  Respect for the fiduciary responsibilities of directors to stockholders

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  Leadership skills

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  Demonstration of sound business judgment

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  Global perspective and experience

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  Interpersonal effectiveness

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  Personal integrity

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  The number of other boards and committees on which a candidate serves

        When the Nominating/Corporate Governance Committee is recruiting Board members to serve on a designated committee, the Committee also takes into account skills and experience specific to that committee. For example, Audit Committee members must be financial experts and/or financially literate.

        The Nominating/Corporate Governance Committee will consider nominees recommended by the Stockholders applying the criteria described above and in accordance with the process outlined below. Please also refer to the section titled "Deadline for Stockholder Proposals for the 2013 Annual Meeting" located on page 6 for information related to Stockholder nominations.

        As provided in our February 25, 2009, bylaw amendment, Stockholders entitled to vote at an Annual Meeting of our Stockholders may make nominations for the election of directors only if written notice of the Stockholder's intent to make such a nomination or nominations has been given, either by personal delivery or by U.S. mail to our Secretary no later than 90 days and no earlier than the close of business on the 120th calendar day prior to the preceding Annual Meeting (which in this case was May 18, 2011) with respect to an election to be held at an Annual Meeting of the Stockholders or the close of business on the tenth day following the date on which notice of a special meeting is first given to Stockholders for an election to be held at a special meeting of Stockholders. No such nominations were received for the 2012 Annual Meeting.

        A Stockholder's notice to the Secretary shall set forth:

  (i)
  as to each person whom the Stockholder proposes to nominate for election as a director: (A) the name, age, business address and residence address of such person; (B) the principal occupation or employment of such person (present and for the past five (5) years); (C) the class or series and number of shares of our capital stock which are owned beneficially and of record by such person; (D) a questionnaire (provided by us to the stockholder upon request) completed by the nominee that, among other things, inquires into such person's independence; (E) such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected; and (F) any other information relating to such person that would be required to be disclosed or other filings required to be made in connection with a solicitation of proxies for election of directors in an election contest, or is otherwise required, in such case pursuant to and in accordance with Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder; and

  (ii)
  as to the Stockholder giving the notice and the beneficial owner, if any, on whose behalf each proposal or nomination is made: (A) the name and record address of such Stockholder, as they appear on the Corporation's books, and of such beneficial owner, if any, on whose behalf a proposal or nomination is made; (B) the class or series and number of shares of capital stock of the Corporation which are owned beneficially and of record by such Stockholder and such beneficial owner, if any, as well as whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including any short positions or any borrowing or lending of shares of stock) has been made, the effect or intent of which is to mitigate loss to or manage risk of stock price changes for, or to increase the voting power of, such Stockholder or any such beneficial owner with respect to any share of stock of the Corporation; (C) a complete and accurate description of any agreement, arrangement or understanding between or among such Stockholder and such beneficial owner, any of their respective affiliates or associates, and any other person or persons in connection with such nomination or proposal and the name and address of any other person or persons known to the Stockholder or such beneficial owner to support such nomination or proposal; (D) a complete and accurate description of any option, warrant, convertible security or a settlement payment or mechanism at a price related to any class or series of capital stock of the Corporation, whether or not settled in cash or in securities of the Corporation, directly or indirectly owned by such Stockholder or beneficial owner or such affiliate or associate; (E) a complete and accurate description of any agreement, arrangement or understanding (including without limitation any short positions, profits interests, hedging transactions, borrowed or loaned shares) that has been entered into or made as of the date of the Stockholder's notice by, or on behalf of, such Stockholder and such beneficial owner or such affiliate or associate, if any, the effect or intent of which is to mitigate loss to or manage risk of stock prices changes for, or to increase the voting power of, such Stockholder or beneficial owner with respect to shares of capital stock of the Corporation; (F) a description of all arrangements or understandings, including, without limitation, between such Stockholder and beneficial owner or such affiliate or associate, if any, and each proposed nominee and any other person or persons; (G) a representation that the Stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting; (H) a representation whether such Stockholder or such beneficial owner or such affiliate or associate, if any, or associates, intends or is part of a group which intends (y) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation's outstanding capital stock required to elect the nominee or pass the proposal and/or (z) otherwise to solicit proxies from Stockholders in support of such proposal nomination; (I) any other information relating to such person that would be required to be disclosed or other filings required to be made in connection with a solicitation of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder; and (J) a representation that the Stockholder will update the information set forth in clauses (A) through (I) above as of the record date for the meeting by delivery of written notice to the Corporation promptly following the later of the record date or public announcement of the record date;

        Notwithstanding anything in the Bylaws to the contrary:

  (i)
  No person shall be eligible for election by the Stockholders as a director of the Corporation unless nominated in accordance with the procedures set forth in the Bylaws. The presiding officer at a meeting may, if the facts warrant, determine and declare to the meeting that the nomination was defective and not properly brought before the meeting in accordance with the provisions of the Bylaws, and if he should so determine, he shall declare to the meeting that such defective nomination shall be disregarded.

  (ii)
  In the event that the number of directors to be elected to the board of directors of the Corporation at an annual meeting is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased board of directors at least one hundred (100) days prior to the first anniversary of the preceding year's annual meeting, a Stockholder's notice required by the Bylaws shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth information regarding beneficial ownership of our Common Stock at March 12, 2012 (unless noted otherwise), stock options exercisable for shares of Common Stock within 60 days of such date and restricted stock unit awards ("RSU") awards that will vest within 60 days of such date, held by (i) each person or group of persons known by us to own beneficially more than 5% of the outstanding Common Stock, (ii) each of our directors and director nominees, (iii) each NEO (as identified under "Executive Compensation" below) and (iv) all of our NEOs and directors as a group. All information is taken from or based upon ownership filings made by such persons with the Commission and other information provided by such persons to us. Unless otherwise indicated, the Stockholders listed below have sole voting and investment power with respect to the shares reported as owned. On March 12, 2012, there were 72,806,543 shares of Common Stock outstanding.

Title of Class	Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class(1)
Officers and Directors
	David C. Peterschmidt(2)	753,094	1.03%
	Claude J. Pumilia(3)	134,996	*
	Richard Genovese(4)	68,041	*
	Tom van den Berg(5)	334,070	*
	Cynthia Boucher(6)	65,276	*
	Paul A. Jacobs(7)	91,039	*
	Michael Boustridge(8)	—	*
	Jean-Francois Heitz(9)	4,845	*
	Stephen S. Kurtz(7)	90,839	*
	Kurt J. Lauk(7)	41,567	*
	Archibald J. McGill(7)	82,828	*
	James C. Spira(7)	80,359	*
	Bobby G. Stevenson(10)	6,118,619	8.40%
	Peter H. Cheesbrough(11)	258,928	*
	All Directors and Named Executive Officers as a group (14 persons)(12)	8,124,501	10.92%
5% Beneficial Owner
	Bobby G. Stevenson(10)	6,118,619	8.40%
	5251 DTC Parkway, Suite 285, Greenwood Village, CO 80111
	Black Rock, Inc.(13)	5,449,379	7.51%
	400 East 52nd Street, New York, NY 10022
	Dimensional Fund Advisors LP(14)	5,777,176	7.96%
	Palisades West, Building One, 6300 Bee Cave Road Austin, TX 78746
	Invesco Ltd.(15)	6,013,247	8.29%
	1555 Peachtree Street NE, Atlanta, GA 30309

*
less than 1%

(1)
Shares not outstanding, but deemed beneficially owned by virtue of the right of a person to acquire them within 60 days of March 12, 2012, are treated as outstanding only for determination of the number and percent owned by such person. The calculations of percent owned by Black Rock, Inc. ("Black Rock"), Dimensional Fund Advisors LP ("Dimensional") and Invesco Ltd. ("Invesco") were calculated with shares outstanding as of December 31, 2011. The number of shares outstanding as of December 31, 2011 was 72,567,978.

(2)
Includes (i) options to purchase 641,667 shares of Common Stock exercisable within 60 days of March 12, 2012, (ii) 36,364 RSU awards that will vest within 60 days of March 12, 2012, (iii) 50,000 shares held by the Peterschmidt Family Trust, and (iv) 25,063 shares owned by Mr. Peterschmidt.

(3)
Includes options to purchase 111,630 shares of Common Stock exercisable within 60 days of March 12, 2012, and 10,000 RSU awards that will vest within 60 days of March 12, 2012. When he joined the Company on April 4, 2011, Mr. Pumilia was given an inducement grant of 600,000 stock options to purchase Common Stock and 150,000 RSU awards valued at fair value as of the date of grant.

(4)
Includes options to purchase 58,066 shares of Common Stock exercisable within 60 days of March 12, 2012. When he commenced employment with the Company on September 6, 2011, Mr. Genovese was granted 600,000 stock options to purchase Common Stock and 150,000 RSU awards valued at fair value as of the date of grant.

(5)
Includes options to purchase 328,032 shares of Common Stock exercisable within 60 days of March 12, 2012, and 4,545 RSU awards that will vest within 60 days of March 12, 2012.

(6)
Includes options to purchase 52,151 shares of Common Stock exercisable within 60 days of March 12, 2012, and 3,636 RSU awards that will vest within 60 days of March 12, 2012.

(7)
Includes options to purchase 40,000, 30,000, 39,000 and 34,000 shares of Common Stock exercisable within 60 days of March 12, 2012 for Messrs. Jacobs, Kurtz, McGill and Spira, respectively, and 2,458 RSU awards that will vest within 60 days of March 12, 2012 for Dr. Lauk.

(8)
Upon Mr. Boustridge's election to the Board of Directors effective March 15, 2012, he was awarded 22,573 RSU awards; none of which will vest within 60 days of March 12, 2012.

(9)
Includes 1,615 RSU awards that will vest within 60 days of March 12, 2012. Mr. Heitz was awarded 19,379 RSU awards when he was appointed to the Board of Directors on June 14, 2011.

(10)
Includes (i) options to purchase 38,000 shares of Common Stock exercisable within 60 days of March 12, 2012, (ii) 5,592,368 shares held by the Bobby G. Stevenson Revocable Trust and the Bobby G. Stevenson Trust, both trusts of which Mr. Stevenson is the Settlor, Trustee and Beneficiary, (iii) 10,714 shares owned by Mr. Stevenson, (iv) 360,000 shares of Common Stock held by the Dixie Foundation, whose four directors include Mr. Stevenson, his wife and daughter, and (v) 117,537 shares of Common Stock held in an IRA account. Excludes 300,000 shares of Common Stock held in the Irrevocable First Stevenson Charitable Remainder Unitrust, of which shares Mr. Stevenson disclaims beneficial ownership.

(11)
Includes options to purchase 155,020 shares of Common Stock exercisable within 60 days of March 12, 2012. Mr. Cheesbrough resigned from all Company positions on April 4, 2011 and resigned from all Board of Director positions with the Company and its affiliates as of April 29, 2011.

(12)
Includes options to purchase 1,527,566 shares of Common Stock exercisable within 60 days of March 12, 2012, and 58,618 RSU awards exercisable within 60 days of March 12, 2012, held by the Officers and Directors of the Company.

(13)
On February 13, 2012, Black Rock filed information on Schedule 13G with the Commission reporting investments as of December 31, 2011, as set forth above. We have relied solely upon the filings with the Commission to provide the information herein. As of the date of the filing of the Schedule 13G, Black Rock had sole voting and dispositive power over all 5,449,379 of the shares.

(14)
On February 14, 2012, Dimensional filed information on Schedule 13G with the Commission reporting investments as of December 31, 2011, as set forth above. We have relied solely upon filings with the Commission to provide the information herein. Dimensional, an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts (such investment companies, trusts and accounts, collectively referred to as the "Funds"). In certain cases, subsidiaries of Dimensional may act as an adviser or sub-adviser to certain Funds. In its role as investment advisor, sub-advisor and/or manager, neither Dimensional Fund Advisors LP nor its subsidiaries (collectively, "Dimensional") possess voting and/or investment power over the securities of CIBER, Inc. that are owned by the Funds, and may be deemed to be the beneficial owner of the shares of CIBER, Inc. held by the Funds. Dimensional indicated that, as of December 31, 2011, it had sole voting power over 5,649,805 shares and sole dispositive power over all 5,777,176 of the shares. However, all securities reported in its Schedule 13G are owned by the Funds and Dimensional disclaims beneficial ownership of such securities.

(15)
On February 13, 2012, Invesco filed information on Schedule 13G with the Commission reporting investments as of December 31, 2011, as set forth above. We have relied solely upon filings with the Commission to provide the information herein. As of the date of the filing of the Schedule 13G, two subsidiaries of Invesco shared sole voting and sole dispositive power. Invesco Advisors, Inc. held sole voting and sole dispositive power over 5,821,700 shares. Invesco PowerShares Capital Management held sole voting and sole dispositive power over 191,547 shares. Invesco, Advisers, Inc. advises the Invesco Van Kampen Small Capital Value Fund, which held 7.65% of CIBER, Inc.'s stock. The shareholders of the Fund have the right to receive, or the power to direct, the receipt of dividends and proceeds from the sale of securities above.

COMPENSATION OF DIRECTORS

        Our Board periodically reviews and establishes the compensation of our non-employee directors based on recommendations from the Compensation Committee in consultation with our CEO. In setting director compensation, we review, among other things, director compensation surveys in publications for boards of directors and the publicly-available data of our Peer Group. (Please see below under "Compensation Setting Process" for a detailed discussion of our Peer Group.)

  2011 Non-Employee Director Compensation Program

        On November 9, 2010, upon the recommendation of the Compensation Committee and following a review of the director compensation practices of our Peer Group by the Compensation Committee's compensation consultant, our Board adopted a new non-employee director compensation program effective January 1, 2011, with the exception of the initial RSU awards granted to new non-employee directors, which became effective November 9, 2010. The following table sets forth the components of this program.

2011 Non-Employee Director Compensation	Annual Cash Retainer— Board Membership and Committee Chairmanships ($)	Annual Cash Retainer— Committee Memberships ($)	Value of Initial RSU Awards for New Directors Upon Election or Appointment to the Board of Directors ($)	Value of Annual RSU Awards ($)
All Non-Employee Directors of the Board	50,000	—	100,000	60,000
Chairman of the Board	60,000	—	—	—
Audit Committee	30,000	15,000	—	—
Compensation Committee	20,000	10,000	—	—
Nominating/Corporate Governance Committee	10,000	5,000	—	—

        The initial RSU awards vest in equal quarterly installments over a period of three years. The annual RSU awards vest in equal quarterly installments over a period of one year. All equity awards are made under the CIBER, Inc. 2004 Incentive Plan (the "2004 Incentive Plan"), which was last amended and approved by the Company's Stockholders on May 18, 2011. Employee directors receive no additional compensation for serving on our Board.

        There are no changes to the non-employee director compensation program for 2012.

Stock Ownership and Holding Requirements

        Each of our non-employee directors is required to own shares of the Company's Common Stock with a minimum value of $100,000. Non-employee directors who were serving on our Board as of February 23, 2010, have three years from February 2010 to meet this stock ownership requirement. A non-employee director elected or appointed after February 23, 2010, has three years from the date of his or her initial election or appointment to our Board to meet this stock ownership requirement. In addition, all non-employee directors are also required to hold at least 50% of any shares of the Company's Common Stock acquired upon the vesting of any stock awards or exercise of stock options through the non-employee director compensation program for at least a six-month period after such vesting or exercise.

Other Director Compensation Matters

        We reimburse our non-employee directors for travel and lodging expenses incurred in connection with their attendance at Board and Stockholders' meetings and at other Company-sponsored events. We also make health care insurance and long-term care insurance available to our non-employee directors and/or their spouses. The non-employee directors may participate at their option. The cost to us of long-term care insurance depends on the age of the director and/or spouse electing to participate. Except as set forth below for Mr. Stevenson, directors receive no perquisites or other personal benefits, other than health care insurance and long-term care insurance.

        When Mr. Stevenson resigned as Chairman of our Board on April 11, 2010, the amounts reflected in the "All Other Compensation" column below, which had previously been allocated between the Company and Mr. Stevenson, based on the respective benefits to and use of the perquisites by the Company and Mr. Stevenson, are now fully allocated to and used solely by Mr. Stevenson. Also, in connection with the change in his role, our Board approved certain perquisites and other benefits for Mr. Stevenson in recognition of his status as the Company's Founder and that are conditioned upon his compliance with certain restrictions. Such perquisites and other personal benefits, which are reported in the "All Other Compensation" column of the 2011 Director Compensation Table for each year are as follows:

  •
  Office space through July 31, 2016;

  •
  Administrative support through December 31, 2013;

  •
  Health care insurance for Mr. Stevenson and his spouse, while he is a member of our Board;

  •
  Company-paid health care insurance for Mr. Stevenson and his spouse for three years after Mr. Stevenson ceases to be a member of our Board, subject to certain limitations;

  •
  Participation in the Company's health care insurance plan for a period of 10 years after the three year period previously noted for Mr. Stevenson and his spouse, to the extent permitted under the Company's insurance plans, and subject to Mr. Stevenson's reimbursement of the net cost of such insurance to the Company;

  •
  Payment annually when due, of the remaining premiums on the long-term care insurance covering Mr. Stevenson's spouse; and

  •
  Payment of Mr. Stevenson's membership dues at Castle Pines Golf Club for 2011, 2012 and 2013, and payment of the membership dues and fees at Glenmoor Country Club, through the shorter of the period of time ending in the 2013 membership year or when dues are no longer payable under the terms of Mr. Stevenson's memberships.

2011 Director Compensation Table

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)(3)	Option Awards ($)(3)	All Other Compensation ($)(4)	Total ($)
Paul A. Jacobs	131,667	60,000	—	4,345	196,012
Jean-Francois Heitz(5)	32,500	100,000	—	—	132,500
Stephen S. Kurtz	100,000	60,000	—	6,754	166,754
Kurt J. Lauk	65,000	60,000	—	—	125,000
Archibald J. McGill	75,000	60,000	—	10,678	145,678
James C. Spira	70,000	60,000	—	4,244	134,244
Bobby G. Stevenson	50,000	60,000	—	74,041	184,041
James C. Wetherbe(6)	32,500	60,000	—	—	92,500

(1)
The amounts reported in this column represent all cash paid in 2011 for the annual retainers, chairmanship of our Board, and chairmanship and membership of the Audit, Compensation and Nominating/Corporate Governance Committees, as follows:

Name	Annual Retainer ($)	Board or Committee Chairmanships ($)	Committee Memberships ($)	Total ($)
Paul A. Jacobs	50,000	60,000	21,667	131,667
Jean-Francois Heitz(5)	25,000	—	7,500	32,500
Stephen S. Kurtz	50,000	50,000	—	100,000
Kurt J. Lauk	50,000	—	15,000	65,000
Archibald J. McGill	50,000	—	25,000	75,000
James C. Spira	50,000	10,000	10,000	70,000
Bobby G. Stevenson	50,000	—	—	50,000
James C. Wetherbe(6)	25,000	—	7,500	32,500
(2)
Except as noted in the following sentence, the amounts reported in this column represent the grant date fair value of the shares of the Company's Common Stock for the annual RSU awards granted in 2011. The amount reported in this column for Mr. Heitz represents the grant date fair value of the initial RSU awards granted upon his appointment to our Board on June 14, 2011. The grant date fair values of these RSU awards were computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 ("ASC Topic 718").

(3)
We did not grant any stock options to our non-employee directors in 2011. The aggregate number of shares of the vested and outstanding stock options held as of December 31, 2011, by each of our non-employee directors was as follows: Mr. Jacobs 40,000 options, Mr. Kurtz 30,000 options, Mr. McGill 39,000 options, Mr. Spira 54,000 options and Mr. Stevenson 38,000 options. The number of unvested RSU awards held by each of our non-employee directors as of December 31, 2011, was as follows: Mr. Jacobs 2,678 RSU awards, Mr. Heitz 16,149 RSU awards, Mr. Kurtz 2,678 RSU awards, Dr. Lauk 22,342 RSU awards, Mr. McGill 2,678 RSU awards, Mr. Spira 2,678 RSU awards and Mr. Stevenson 2,678 RSU awards.

(4)
The amount reported in this column for Mr. Jacobs represents premiums for long-term care insurance in the amount of $4,345; the amount for Mr. Kurtz represents premiums for health care insurance in the amount of $6,754; the amount for Mr. McGill represents premiums for long-term care insurance in the amount of $3,924 and health care insurance in the amount of $6,754; the amount for Mr. Spira represents premiums for long-term care insurance in the amount of $4,244; the amount for Mr. Stevenson represents premiums for country club dues and related expenses in the amount of $17,000, long-term care insurance in the amount of $5,139, health care insurance in the amount of $7,064 and secretarial and administrative assistance in the amount of $44,838.

(5)
Mr. Heitz was appointed to our Board on June 14, 2011, resulting in the proration of his board fees for 2011.

(6)
Dr. Wetherbe was not nominated to stand for re-election at last year's Annual Meeting of Stockholders and left our Board effective May 18, 2011. His board fees were paid through his departure date.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Introduction

        This Compensation Discussion and Analysis provides information regarding the 2011 compensation program for our principal executive officer, each individual who served as our principal financial officer at any time during the fiscal year, the three executive officers (other than the chief executive officer and chief financial officer), who were employed by the Company at fiscal year-end and who were the most highly-compensated executives of the Company, and two executive officers who would have been included in the top three most highly-compensated executives, but were not with the Company at fiscal year-end. For 2011, the Company's Named Executive Officers (the "NEOs") were:

  •
  David C. Peterschmidt, our President and Chief Executive Officer (our "CEO");

  •
  Claude J. Pumila, our Executive Vice President and Chief Financial Officer (our "CFO"), who joined the Company on April 4, 2011;

  •
  Richard Genovese, our Executive Vice President and Chief Operating Officer (our "COO"), who joined the Company on September 6, 2011;

  •
  Tom van den Berg, our Executive Vice President—Global Accounts;

  •
  Cynthia Boucher, our Senior Vice President and General Manager—IT Outsourcing division;

  •
  Peter H. Cheesbrough, who served as our Executive Vice President and Chief Financial Officer from January 1, 2011 to April 4, 2011, at which time he resigned from all Company positions and resigned from all Board of Director positions with the Company and its affiliates as of April 29, 2011;

  •
  Tony Hadzi, who served as Executive Vice President and President—North America division, until April 30, 2011; and

  •
  Terje Laugerud, who served as our Executive Vice President and President—International division, until July 31, 2011.

        This Compensation Discussion and Analysis describes the material elements of our executive compensation program for 2011. It also provides an overview of our executive compensation philosophy, including our principal compensation policies and practices given the goals and objectives of the Company's executive leadership, its strategic plan, and the Stockholder feedback we received at last year's annual meeting regarding executive compensation. The following section also analyzes how and why the Compensation Committee of our Board of Directors (the "Compensation Committee") arrived at the specific compensation decisions for our executive officers, including the NEOs, in 2011, and discusses the key factors that the Compensation Committee considered in determining NEO compensation.

 Executive Summary

  Business Results

        CIBER undertook an intensive strategic planning process in the fall of 2010 that resulted in a new business plan and several key leadership changes. This process resulted in the reorientation of the Company's long-term strategic plan to include the following principal initiatives: (1) focusing on high-value, tightly-defined core offerings with a well-developed portfolio of reusable solution sets, (2) developing a world-class sales organization and (3) performing under heightened operational regimens. CIBER made progress on these fronts in 2011.

  •
  We formalized our strategy, and reduced the risk in our operating model by instilling significant operational regimens and disciplines.

  •
  We strengthened our Board and senior management, including the appointment of a new COO to ensure we operate as one company globally.

  •
  We increased investment in offshore delivery and narrowed our focus to higher quality offerings and verticals.

  •
  While our top line performance was disrupted from the transformation in our business, we did improve our cost structure to make sure we are on the path to increased margins.

  •
  We reduced the leverage on our balance sheet through significant improvements to our cash collection processes, and we sold our non-strategic Federal division.

  •
  We made significant investments to strengthen our business model, including executive changes, sales force and delivery realignment, and vertical and product offering refinements.

        A key aspect of our progress in 2011 was the strengthening of our executive and senior management. We hired a new Executive Vice President and Chief Financial Officer and a new Executive Vice President and President of our North American division who was then promoted to our Chief Operating Officer with responsibility for both our North America and International divisions. As explained more fully below in the description of our cash incentive compensation program, our CEO, CFO and COO, as well as their teams are subject to rigorous cash incentive compensation targets for which they will be held accountable. We also provide our executive team with long-term equity compensation which encourages their retention because of the multi-year nature of the grants while at the same time providing them with a potential upside in the value of their compensation and tying their performance to Company Stockholder value. Additionally, to ensure further alignment to our strategic initiatives and the operational regimens, our Compensation Committee and CEO have worked to realign the compensation plans for our sales and delivery employees, as well as our senior management. As set forth below, we will be paying our employees for accomplishing and exceeding the goals of our collective organization.

  Executive Compensation Highlights

        As reflected by our compensation philosophy and in consideration of our business results, we set the 2011 compensation of our executive officers, including the NEOs, based on their ability to achieve annual operational objectives that further our long-term business objectives, and to create sustainable long-term Stockholder value in a cost-effective manner.

        Consistent with our commitment to best practices in executive compensation, during 2011, we continued to maintain the following compensation policies and practices:

  •
  We have "at will" employment agreements with annual reviews of base salary and cash and equity incentives and with consistent Change in Control and severance provisions;

  •
  Our annual cash incentive award opportunities are based on performance against multiple financial measures;

  •
  We do not provide tax gross-ups or other reimbursements to the NEOs;

  •
  We do not provide excise tax gross-ups or other reimbursements on change in control payments and benefits;

  •
  We do not provide "single trigger" change in control benefits;

  •
  Our NEOs and directors are subject to stock ownership guidelines; and

  •
  Our NEOs' stock options and RSU awards are subject to multi-year vesting over a three- or four-year period.

        For 2011, the Compensation Committee took the following actions with respect to the compensation of our executive officers, including the NEOs:

  •
  We approved a compensation package for our new Executive Vice President and Chief Financial Officer, which is described in more detail in "Executive Officer Employment Packages;"

  •
  We approved a compensation package for our new Executive Vice President of CIBER North America division, which is described in more detail in "Executive Officer Employment Packages;"

  •
  We increased the base salaries for Mr. Peterschmidt by 12% and Mr. Pumilia by 10% to move them closer to our 50th percentile philosophy for total compensation;

  •
  We increased the base salary for Mr. Genovese from $380,000 to $480,000 in connection with his promotion to Chief Operating Officer;

  •
  We established annual cash incentive awards designed to move toward the 50th percentile for total compensation; our performance in 2011 resulted in actual annual cash incentive award payments averaging 25-27% of the target amounts for the NEOs and other members of senior management, which more closely reflects our 2011 financial results;

  •
  As a part of our annual equity incentive program, we awarded grants in the form of time-vested stock options and RSU awards to Mr. van den Berg of 120,000 stock options and 50,000 RSU awards, to Ms. Boucher of 100,000 stock options and 40,000 RSU awards, and to Messrs. Laugerud and Hadzi of 200,000 stock options and 60,000 RSU awards; the grant date fair values of these awards is reflected in our Summary Compensation and Grants of Plan Based Awards Tables.

  •
  We also granted Mr. Peterschmidt a 400,000 RSU award in connection with his annual performance review; the grant date fair value of which is reflected in our Summary Compensation and Grants of Plan Based Awards Tables.

  •
  We approved a compensation package for the transition of our former Executive Vice President and Chief Financial Officer, which is described in more detail in "Executive Transition of Mr. Cheesbrough;" and

  •
  We revised "at-will" employment agreements for our Executive Vice Presidents, Senior Vice Presidents and Vice Presidents to standardize terms and conditions, including post-employment compensation provisions.

  Results of 2011 Stockholder Advisory Vote on Executive Compensation

        At our 2011 Annual Meeting of Stockholders, our Stockholders expressed their continued support of our executive compensation programs by voting to approve, on a non-binding advisory basis, the compensation of our NEOs. More than 80% of votes cast at last year's Annual Meeting supported our executive compensation policies and practices. The Compensation Committee, which is responsible for designing and administering the Company's executive compensation program, values the opinions of our Stockholders and has considered the outcome of the 2011 Stockholder vote in making compensation decisions for 2012, and will continue to take into account the outcome of future Stockholder votes in making future executive compensation decisions. The Compensation Committee continues to believe that our executive compensation program is designed to support our Company and our business strategies, in concert with our compensation philosophies and guiding principles.

        We encourage you to read this Compensation Discussion and Analysis for a detailed discussion and analysis of our executive compensation program, including additional detailed information about the 2011 compensation of the NEOs.

Executive Compensation Philosophy and Objectives

        We compete with many other companies to attract and retain a skilled leadership team. To meet this challenge, we have employed and continue to employ a compensation philosophy of offering our executive officers competitive compensation and benefits packages that are focused on long-term value creation and rewarding them for achieving our long-term financial and strategic objectives.

        In making decisions about the design and operation of our executive compensation program, the Compensation Committee continues to be guided by the following philosophy:

  •
  We seek to provide total compensation opportunities which enable us to recruit and retain executive officers with the experience and skills to manage the growth of our Company and lead us to the next stage of development;

  •
  We use compensation vehicles that are designed to establish a clear alignment between the interests of our executive officers and the interests of our Stockholders;

  •
  We seek to reinforce a culture of ownership, excellence and responsiveness; and

  •
  We seek to offer total competitive and fair compensation opportunities to our executive officers.

        Consistent with this overarching philosophy, the Compensation Committee seeks to achieve the following objectives in formulating our compensation policies and making compensation decisions:

  •
  Create a direct and meaningful link between our business results, individual performance and rewards;

  •
  Provide for significant differentiation in compensation opportunities for performance that is below, at and above target levels;

  •
  Provide strong incentives to create a sense of urgency to promote the profitability and growth of the Company to create shareholder value and reward exceptional performance;

  •
  Ensure that all executive officers have the opportunity to share in the success we create;

  •
  Provide equity awards that reflect potential contributions as measured by position and expertise;

  •
  Ensure that compensation plans and arrangements are simple to communicate and understandable; and

  •
  Ensure that compensation plans and arrangements are flexible enough to adjust to changing economic circumstances and affordability considerations.

 Compensation Program Design

        As approved by our Compensation Committee for 2011, the compensation of our executive officers, including the NEOs, consisted of base salary, an annual cash incentive award opportunity and long-term incentive compensation in the form of time vested stock options and RSU awards. Our 2011 executive compensation was performance-driven. The design of our total cash compensation allocated approximately 55%-65% to base salary and approximately 35%-45% to compensation in the form of cash incentive award opportunities. The actual mix of base salary, cash incentive and equity compensation with respect to each NEO for 2011 was subject to the nature of the specific business for which each NEO was responsible, and the judgment of the Compensation Committee in consultation with our CEO. We believed this mix supported our pay-for-performance philosophy and was appropriate to provide each executive officer with a competitive base salary and sufficient "at-risk" compensation to drive performance against objectives, without creating undue risk for the Company as a whole.

        We awarded the NEOs non-qualified stock options and RSU awards as equity compensation and as our primary vehicle for long-term incentive compensation. We believe that our equity program focuses management on driving operating performance in a way that aligns the interests of our executive officers with the long-term interests of our Stockholders, while our time-vesting requirement encourages retention. In the beginning of 2011, we reviewed each NEO's performance and awarded both stock options and RSU awards as part of our annual program.

        To avoid encouraging unnecessary or excessive risk taking, the Company uses:

  •
  a mix of fixed (annual base salary) and variable cash compensation;

  •
  performance-based (annual cash incentive award) compensation;

  •
  equity awards that vest over a period of time, thus tying an executive officer's equity compensation to the long-term success of the Company; and

  •
  above target incentive compensation, if any, is paid based on the completion of full-year performance for achieving or exceeding Company financial goals.

        In addition, to bring consistency to our senior executive officer employment relationships, the Compensation Committee has adopted standard "at will" employment agreements that include consistent provisions, by officer level, for any severance or change in control payments and benefits. We have not yet adopted long-term policies or employed guidelines for allocating compensation between current and long-term compensation, between cash and non-cash compensation, or among different forms of non-cash compensation.

        Our equity compensation program has been redesigned to provide our executive officers with competitive award norms and internal award equity but, more importantly, to provide them the incentive to remain with the Company and to align the long-term interests of our executive officers with the interests of our Stockholders.

Compensation Setting Process

  Role of Compensation Committee

        The Compensation Committee is responsible for formulating, determining, reviewing and modifying the compensation of our executive officers, including the NEOs, as well as the development and oversight of the Company's compensation philosophy.

        The Compensation Committee has the following responsibilities:

  •
  Review and approve corporate goals and objectives relevant to the compensation of our CEO and other executive officers;

  •
  Evaluate the performance of our CEO and other executive officers in light of these criteria and, based on such evaluation, review and approve the annual base salary, annual cash incentive awards, long-term equity awards (including stock options and RSU awards) and, as necessary, post-employment arrangements and health and welfare benefits;

  •
  Review, approve and report to our Board with respect to the Company's annual incentive compensation and equity-based plans and grants of awards thereunder;

  •
  Review and approve all equity compensation plans and awards of the Company pursuant to our Stockholder approved plans; and

  •
  Review succession planning for our CEO and other executive officers.

        The Compensation Committee's authority, duties and responsibilities are further described in its charter, which is reviewed, revised and updated, as warranted. The charter is available in the Investor Relations section of the Company's website at www.ciber.com/cbr under "Corporate Governance." As a part of its annual review and approval of the performance criteria and compensation of our executive officers, including the NEOs, the Compensation Committee meets, as necessary, in person and by conference telephone.

  Role of Management

        In determining the performance criteria and compensation of our executive officers, including the NEOs, the Compensation Committee takes into account the recommendations of our CEO (except with respect to his own compensation). Typically, our CEO will make these recommendations for our executive officers (other than himself) based on his assessment of each executive officer's individual performance, as well as his knowledge of each executive officer's job responsibilities, seniority and expected future contributions.

        He also attends meetings of our Board and the Compensation Committee at which executive compensation matters are addressed, except with respect to discussions involving his own compensation. Decisions with respect to our CEO's compensation are made by the Compensation Committee, all of the members of which are also independent members of our Board.

  Role of Compensation Consultant

        The Compensation Committee is authorized to retain the services of one or more executive compensation advisors from time to time, as it sees fit, in connection with the establishment of cash and equity compensation plans and arrangements and related policies. During 2011, the Compensation Committee retained the services of Compensia, Inc., a national compensation consulting firm, as its compensation consultant. Compensia serves at the discretion of the Compensation Committee. Compensia was engaged to provide advice and information relating to executive officer and director compensation. In 2011, Compensia assisted the Compensation Committee in (i) reviewing our Peer Group, (ii) analyzing executive officer compensation, (iii) reviewing and analyzing market data related to our executive officers' base salaries, cash incentives and long-term incentive compensation levels, (iv) evaluating equity plan design and structures, and (v) evaluating director compensation.

        Compensia reports directly to the Compensation Committee and did not provide any services to the Company or its management in 2011 other than those provided to the Compensation Committee described above.

  Competitive Market Analysis

        The Compensation Committee selected its competitive reference group to comprise a group of companies with median revenues of $719 million (determined as of September 30, 2011), with business models reasonably similar to the Company's and which represented both business and labor market competitors (our "Peer Group"). The compensation practices of our Peer Group were the primary guide used by the Compensation Committee to compare the competitiveness of each compensation component and overall compensation levels (base salary, target annual cash incentive award opportunities and long-term incentive compensation). In June 2011, Compensia suggested that NCI be added to our Peer Group. The Peer Group for 2011 was the same Peer Group used in late 2010, except for the addition of NCI, and consisted of the following companies:

  •
  CACI International, Inc.

  •
  CBIZ, Inc.

  •
  CGI Group Inc.

  •
  The Hackett Group, Inc.

  •
  iGATE Corporation

  •
  ManTech International

  •
  MAXIMUS, Inc.

  •
  NCI

  •
  Perficient, Inc.

  •
  Sapient Corp

  •
  Syntel, Inc.

        The Compensation Committee intends to use this same Peer Group in 2012, but also intends to regularly review the Peer Group to ensure that the companies are appropriate comparators and also will review, on at least an annual basis, the executive compensation practices of our Peer Group.

Compensation Program Components

        The following describes each component of our executive compensation program, the rationale for each and how compensation amounts are determined.

  Base Salary

        To obtain the skills and experience that we believe are necessary to lead our growth, most of our executive officers, including the NEOs, have been hired from other organizations or came to us through acquisitions we have made. Generally, their initial base salaries were established through arms-length negotiation at the time the individual executive officer was hired, taking into account his or her qualifications, experience and prior base salary level. Thereafter, the Compensation Committee conducts an annual review of each executive officer's base salary, with input from our CEO, except with respect to his own base salary, and makes adjustments as it determines to be reasonable and necessary to reflect the scope of an executive officer's performance, individual contributions and responsibilities, position in the case of a promotion, and market conditions.

        The Compensation Committee believes that the base salaries of our executive officers, along with the annual cash incentive opportunities as discussed below, should approximate the market for comparable positions at the companies in our Peer Group at the 50th percentile. As a result of our 2010 and prior year compensation programs, the Company's cash compensation (base salary and cash incentive compensation), rather than being at the desired 50th percentile, approximated the market 75th percentile, while the equity compensation was substantially under market at approximately the 25th percentile. Target total compensation for the NEOs was, consequently, significantly below market for all executive officers at only about the 30th percentile based on our Peer Group comparison. The philosophy of targeting at our Peer Group market 50th percentile was implemented in connection with our 2011 compensation setting process for all elements of our executive officer compensation.

  Annual Cash Incentive Awards

        We use annual cash incentive awards to motivate our executive officers, including the NEOs, to achieve our long-term financial and strategic objectives, while making progress towards our longer-term growth goals, and to reinforce our pay-for-performance culture. As discussed above, we believe in providing our executive officers, including the NEOs, with a target total cash compensation that falls at approximately the median of our Peer Group. To achieve this objective, the Compensation Committee provides annual cash incentive award opportunities that are intended to reward our executive officers, including the NEOs, for achieving financial and strategic objectives that further our annual operating plan. We believe that these awards, which are explicitly linked to corporate and business unit performance, promote long-term Stockholder value creation.

        At the beginning of the year, the Compensation Committee approves the specific corporate and business unit performance objectives for that year's awards. Business unit performance objectives for our executive officers are determined based on the recommendations of our CEO (other than with respect to his own annual cash incentive award) and include one or more quantitative factors that relate to the corporate function or business operation that he or she manages. In the case of our CEO, his corporate performance objectives are established by the Compensation Committee and, for 2011, included objective performance measures for revenue and EBITA, as well as qualitative measures such as an assessment of the quality of new employees the CEO attracted to the Company.

        At the beginning of 2011, the Compensation Committee adopted an annual cash incentive award program by which cash incentive compensation would be paid against revenue and EBITA dollar targets set forth in the 2011 financial plan approved by the Board of Directors at the end of 2010. Under the program, incentive compensation would be paid quarterly (i.e. 25% of the annual amount is available each quarter), based on whether the quarter's results on an annualized basis met the targets, to create a sense of urgency and discourage thinking that the incentive pay can be made up later in the year. If a quarter's targets were missed, there was no opportunity to make up that quarter's incentive compensation. If achievement is less than 70% of the targets, there would be no cash incentive payment for that particular target. Plan over-achievement, if any, would be paid out only at year end and capped at 200%.

  Equity Compensation

        We use equity awards to incent and reward our executive officers, including the NEOs, for long-term corporate performance based on the value of the Company's Common Stock and, thereby, to align the interests of our executive officers with those of our Stockholders.

        During 2011, the Compensation Committee, with the assistance of Compensia, reviewed the Company's overall equity strategy. To date, based on the review of the compensation practices of our Peer Group, we have determined that the equity formulas used by the Company before 2011 have resulted in equity compensation grant value at approximately the 25th percentile of our Peer Group as a result of a burn rate that has been lower than the industry averages and mostly used in connection with awards to the former CEO and other non-executive management awards. With the approval of an increase in the shares available under the CIBER, Inc. 2004 Incentive Plan in 2011, we were able to award equity during 2011 in amounts that have moved us closer to the desired 50th percentile.

        The Compensation Committee believes that the Company should provide annual equity awards using a combination of stock options and time-based RSU awards with three- or four-year vesting schedules, so that, to meet our retention objectives, our executive officers will have significant amount of unvested value in their outstanding equity awards. This approach will help our executive officers more clearly understand the ongoing value of our equity program and help enable us to attract and retain executive talent.

        We do not apply a rigid formula in determining the size of the equity awards that have been granted to our executive officers upon their initial employment. Instead, these awards are established through arms-length negotiation at the time the individual executive officer is hired. The Compensation Committee determines the size of each award at levels it considers appropriate to create a meaningful opportunity for reward predicated on the creation of long-term Stockholder value, as well as competitive award value norms, assessment of individual contributions and the criticality of the executive officer's position (based on our CEO's recommendations), internal equity, past awards including currently vested and unvested positions and the size of the pool currently available for awards. The Compensation Committee has granted equity awards to our executive officers, including the NEOs, based on these factors and will continue to do so as part of our annual review of equity awards.

        Our Board has delegated limited authority to our CEO to grant stock options and other equity awards only with respect to employees who have not been designated "officers," as that term is defined under Section 16 of the Exchange Act.

  Retirement and Other Benefits

        We have established a tax-qualified Section 401(k) retirement savings plan available on the same terms and conditions to all of our full-time employees, including the NEOs. Under this plan, participants may elect to make pre-tax contributions of up to 75% of their compensation, with the exception of employees who meet the IRS discrimination testing definition of "highly-compensated employees," who may contribute a maximum of 9%. Contributions made may not exceed the statutory income tax limitation, which was $16,500 in 2011. Currently, we match up to 25% of the first 6% of compensation contributed to the plan, based on length of service with the Company, with a limit of $1,500 per calendar year. We intend for the plan to qualify under Section 401(a) of the Internal Revenue Code, so that contributions by participants to the plan, and income earned on plan contributions, are not taxable to participants until withdrawn from the plan.

        Additional benefits received by our executive officers, including the NEOs, include medical, dental, and vision benefits, medical and dependent care flexible spending accounts, short-term and long-term disability insurance, accidental death and dismemberment insurance, and basic life insurance coverage. These benefits are provided to our executive officers on the same basis as to all of our full-time employees. The NEOs are also eligible to participate in a long-term care insurance program.

        We design our employee benefits programs to be affordable and competitive in relation to the market, as well as compliant with applicable laws and practices. We adjust our employee benefits programs as needed based upon regular monitoring of applicable laws and practices and the competitive market.

        We do not view perquisites or other personal benefits as a significant component of our executive compensation program. From time to time, we have provided limited perquisites to certain executive officers, such as reimbursement of relocation expenses and spousal travel and meals, and access to sporting and event tickets. In the future, we may provide perquisites or other personal benefits in limited circumstances, such as, where we believe it is appropriate to assist an individual executive officer in the performance of his or her duties, to make our executive officers more efficient and effective, and for recruitment, motivation or retention purposes. All future practices with respect to perquisites or other personal benefits will be approved and subject to periodic review by the Compensation Committee.

   Employment Agreements and Post-Employment Compensation

        Until 2011, we had "at will" employment agreements with our executive officers, the terms and conditions of which varied among individuals, particularly with respect to provisions relating to termination of employment. The initial terms and conditions of employment of each of the NEOs were set forth in an attachment to his or her employment agreement. With the exception of our CEO's employment agreement, which was negotiated by a special Search Committee of our Board, each of these agreements was negotiated on our behalf by our former Chief Executive Officer or assigned to the Company in the context of an acquisition.

        Given the inconsistency among our prior employment agreements and the desire for fair and understandable employment agreements for all our executives, the Compensation Committee determined to implement new "at will" employment agreements with standard, consistent terms and conditions to replace the prior employment agreements for our existing NEOs and for use with our future executive officers. Accordingly, the Compensation Committee recognized the need to develop competitive compensation packages to retain qualified personnel, as discussed more fully above, and to attract qualified candidates to fill our most critical positions. These competitive compensation packages should contain a financial inducement sufficient to retain critical personnel and to motivate candidates to accept our employment offer over any competing offers. At the same time, the Compensation Committee was sensitive to the need to integrate existing and new executive officers into the executive compensation structure that we have been seeking to develop, balancing both competitive and internal pay equity considerations.

        Beginning in 2011, these employment agreements replace the assortment of previous employment agreements, as well as the Company's form of Change in Control Agreement to which the NEOs were parties. In addition to standard provisions relating to compensation and benefits, confidentiality, non-competition and non-solicitation of clients and employees, the employment agreements also provide these executive officers, including the NEOs, with certain protection in the event of termination of their employment under specified circumstances, including following a change in control of the Company. We believe that entering into these agreements helps these executive officers maintain continued focus and dedication to their assigned duties to maximize Stockholder value, if there is a potential transaction that could involve a change in control of the Company. The terms and conditions of these agreements were determined after review by our Compensation Committee of our retention goals for each executive officer, as well as an analysis of market data.

        For a summary of the material terms and conditions of the severance and change in control provisions in these employment agreements, see "Potential Payments upon Termination or Change in Control."

Regulatory Considerations

        The Compensation Committee takes certain tax and accounting requirements into consideration in designing and administering our executive compensation program.

  Deductibility of Executive Compensation

        Generally, Section 162(m) of the Internal Revenue Code disallows a tax deduction to any publicly-traded corporation for any remuneration in excess of $1 million paid in any taxable year to its chief executive officer and each of its three other most highly-compensated executive officers, other than its chief financial officer. Remuneration in excess of $1 million may be deducted if, among other things, it qualifies as "performance-based compensation" within the meaning of the Internal Revenue Code. In this regard, the compensation income realized upon the exercise of stock options granted under a stockholder-approved stock option plan generally will be deductible so long as the options are granted by a committee whose members are non-employee directors and certain other conditions are satisfied.

        To the extent consistent with our overall compensation philosophy and practices, we intend to seek to qualify the variable compensation paid to our executive officers for the "performance-based compensation" exemption from the deductibility limit. As such, in approving the amount and form of compensation for our executive officers, the Compensation Committee considers all elements of the cost to us of providing such compensation, including the potential impact of the Section 162(m) deduction limit. The Compensation Committee may, in its judgment, authorize compensation payments that do not comply with an exemption from the deductibility limit when it believes that such payments are appropriate to attract and retain executive talent.

  Taxation of Nonqualified Deferred Compensation

        Section 409A of the Internal Revenue Code requires that amounts that qualify as "non-qualified deferred compensation" satisfy certain requirements with respect to the timing of deferral elections, timing of payments and certain other matters. Generally, the Compensation Committee intends to administer our executive compensation program and design individual compensation components, as well as the compensation plans and arrangements for our employees generally, so that they are either exempt from, or satisfy the requirements of, Section 409A. From time to time, we may be required to amend some of our compensation plans and arrangements to ensure that they are either exempt from, or compliant with, Section 409A.

  Taxation of "Parachute" Payments

        Sections 280G and 4999 of the Internal Revenue Code provide that certain executive officers and directors who hold significant equity interests and certain other service providers may be subject to an excise tax if they receive payments or benefits in connection with a change in control of the Company that exceeds certain prescribed limits, and that the Company, or a successor, may forfeit a deduction on the amounts subject to this additional tax. The employment agreements with our executive officers provide that, if the payments to the executive officer would cause him or her to become subject to the excise tax imposed under Section 4999 (or any similar federal, state or local tax), the Company will reduce the change in control payments or benefits to the extent necessary to avoid the application of the excise tax if, as a result of such reduction, the net benefits payable to the executive officer as so reduced (after payment of applicable income taxes) exceeds the net benefit to him or her of the change in control payment or benefits without such reduction (after payment of applicable income taxes and excise taxes).

  Accounting for Stock-Based Compensation

        The Compensation Committee considers accounting requirements in designing compensation plans and arrangements for our executive officers and other employees. Chief among these is Financial Accounting Standards Board Accounting Standards Codification Topic 718, or ASC Topic 718, the standard which governs the accounting treatment of certain stock-based compensation. Among other things, ASC Topic 718 requires the Company to record compensation expense in our income statement for all equity awards granted to our executive officers and other employees. This compensation expense is based on the grant date fair value of the equity award and, in most cases, will be recognized ratably over the award's requisite service period, which generally will correspond to the award's vesting schedule. The full grant date fair value of equity awards is reported in the compensation tables below, even though recipients may never realize any value from their equity awards.

 2011 Compensation Program and Proposed 2012 Compensation Program

  Executive Officer Employment Packages

        The Company hired two new executive officers during 2011: Mr. Pumilia as the Company's Executive Vice President, Chief Financial Officer and Treasurer in April 2011, and Mr. Genovese as the Company's Executive Vice President-North America division in September 2011. The terms and conditions related to the employment of these executive officers are described below and the actual details of base salary and cash incentive compensation and equity awards can be found in the discussion and table below and in the 2011 Summary Compensation Table, the 2011 Grants of Plan-Based Awards Table, the 2011 Outstanding Equity Awards at Fiscal Year End Table and the Potential Payments upon Termination or Change of Control Table below.

        In connection with the Company's appointment of Mr. Pumilia, the Company and Mr. Pumilia entered into an Executive Vice President Employment Agreement, dated as of March 7, 2011, substantially in the form of the Company's standard executive vice president employment agreement, and which provided for the following, among other things:

            (i)  a starting base salary of $380,000 annually;

           (ii)  a target incentive of 90% of base salary, which incentive may be greater or less than 100% of base salary based upon whether performance targets have been achieved or exceeded;

          (iii)  an inducement grant of 600,000 CIBER stock options and 150,000 CIBER restricted stock units (the "RSUs") where the stock options and RSUs will vest over a four-year period, beginning six (6) months after Mr. Pumilia began employment, with the stock options vesting monthly and the RSUs vesting quarterly;

          (iv)  cash payments, health benefits and accelerated vesting of unvested equity awards in connection with termination of employment by the Company without cause or for good reason, as defined in the employment agreement, or in connection with a change of control as more fully described in the Section of this Proxy entitled "Termination of Employment and Change of Control Payments and Benefits" on Page 52; and

           (v)  customary non-compete, non-solicitation of clients and no-hire obligations during his employment and for 12 months after termination.

        In connection with the Company's appointment of Mr. Genovese, the Company and Mr. Genovese entered into the Company's form of Executive Vice President Employment Agreement, dated as of August 21, 2011, which provided for the following:

            (i)  a starting base salary of $380,000 annually;

           (ii)  a target incentive of 90% of base salary, which incentive may be greater or less than 100% of base salary based upon whether performance targets have been achieved or exceeded;

          (iii)  a grant of 600,000 CIBER stock options and 150,000 CIBER restricted stock units (the "RSUs) where the stock options and RSUs will vest over a three-year period, beginning six (6) months after Mr. Genovese began employment, with the stock options vesting monthly and the RSUs vesting quarterly;

          (iv)  cash payments, health benefits and accelerated vesting of unvested equity awards in connection with termination of employment by the Company without cause or for good reason, as defined in the employment agreement, or in connection with a change of control as more fully described in the Section of this Proxy entitled "Termination of Employment and Change of Control Payments and Benefits" on Page 52; and

           (v)  customary non-compete, non-solicitation of clients and no-hire obligations during his employment and for 12 months after termination.

  Base Salary

        The following table reflects the base salaries of the NEOs for 2010, 2011 and 2012 (beginning January 1 of each year). The adjustments to base salary gave consideration to general global economic conditions, the steps that the Company has taken to manage overhead expenses and the market competitiveness of the Company's cash compensation. The base salaries and the annual cash incentive of our executive officers during 2011, are slightly higher (approaching the market 60th percentile) than the base salaries and cash incentive compensation of executives in comparable positions at the companies in our Peer Group, because of the Company's historically high cash positioning. The adjustments made to our executive officers' 2012 base salaries and annual cash incentives (such incentives were intended to recognize performance), are reflected in the table below.

        The Compensation Committee approved increases in 2012 base salary for Mr. Peterschmidt, Mr. Pumilia and Mr. Genovese. Mr. Peterschmidt did not receive a base salary increase in 2011. Given the Company's performance against revenue and EBITA targets, the unanticipated efforts required to continue to move the Company forward in 2011, the quality of the talent that Mr. Peterschmidt has been able to attract to the Company as well as the fact that Mr. Peterschmidt's 2011 base salary was substantially below the 50th percentile for the CEO position among our Peer Group companies, the Compensation Committee increased Mr. Peterschmidt's salary to $675,000 per year. This increase brings Mr. Peterschmidt's salary closer to, but still below, the Peer Group 50th percentile. Mr. Pumilia was also given an increase to bring him closer to, although still below, the market 50th percentile for his position and Mr. Genovese was given an increase in his base salary concurrent with his promotion to Chief Operating Officer and slightly above the 50th percentile for a similar position within our Peer Group.

Three-Year Base Salary Table

Name	Title	2010 Base Salary ($)	2011 Base Salary ($)	2012 Base Salary ($)
David C. Peterschmidt	President & CEO	600,000	600,000	675,000
Claude J. Pumilia(1)	Executive Vice President & Chief Financial Officer	—	380,000	420,000
Richard Genovese(2)	Executive Vice President & Chief Operating Officer	—	380,000	480,000
Tom van den Berg(3)	Executive Vice President—Global Accounts	—	510,000	510,000
Cynthia Boucher(4)	Senior Vice President & General Manager—IT Outsourcing division	—	290,000	290,000
Peter H. Cheesbrough(5)	Former Executive Vice President & Chief Financial Officer	360,000	360,000	—
Terje Laugerud(6)	Former Executive Vice President & President—International division	384,000	400,000	—
Tony Hadzi(7)	Former Executive Vice President & President—North America division	355,000	375,000	—

(1)
Mr. Pumilia became our Executive Vice President and Chief Financial Officer effective April 4, 2011.

(2)
Mr. Genovese joined the Company on September 6, 2011. His 2012 base salary was increased in February 2012 from $380,000 to $480,000 with his promotion to Executive Vice President and Chief Operating Officer.

(3)
Mr. van den Berg is paid in Euros. His base salary for 2011 and 2012 is stated at a 2011 average conversion rate of approximately 1 Euro to 1.39 U.S. Dollars. Mr. van den Berg was not an NEO in 2010.

(4)
Ms. Boucher was not an NEO in 2010.

(5)
Mr. Cheesbrough served at our Executive Vice President and Chief Financial Officer until April 4, 2011, at which time he was succeeded by Mr. Pumilia. Mr. Cheesbrough left the Company on April 29, 2011.

(6)
Mr. Laugerud was paid in Great British Pounds ("GBP"). His base salary for 2010 and 2011 is stated at a 2011 average conversion rate of approximately 1 GBP to 1.60 U.S. Dollars. He left the Company on July 31, 2011.

(7)
Mr. Hadzi left the Company on April 30, 2011.

  Cash Incentive Compensation

        At the beginning of 2011, the Compensation Committee approved annual cash incentive award ("Annual Award") opportunities for our executives, including the NEOs.

        The 2011 Annual Awards were based on the Company's actual performance against pre-established target levels for revenue and EBITA for the year and were to be paid quarterly based on the fiscal results for the quarter and whether those results on an annualized basis met the targets. Percentages of the total Annual Award were allocated to each financial measure and included a range of payouts from a minimum to a maximum of the targets.

        For Mr. Peterschmidt and Mr. Pumilia, the Annual Award is based 100% on total Company results with 50% allocated to a revenue measure and 50% allocated to an EBITA measure. Mr. Peterschmidt chose to forego payment of his cash incentive compensation for the fourth quarter of 2011 in order to fund a portion of the incentive compensation for other employees.

        The Annual Awards for Messrs. Genovese and van den Berg, Ms. Boucher, and Messrs. Laugerud and Hadzi were primarily based on the financial performance of their respective business units and, to a lesser extent, overall Company performance. As set forth in the table below, their Annual Awards were based 75-80% on the individual executive's business unit results and 20-25% on total Company results. The 75-80% portion of the Annual Award was comprised of 50% for meeting revenue targets and 50% for reaching EBITA or gross profit percentage targets for the executive's business unit. The 20-25% portion of the Annual Award was comprised of 50% for meeting revenue targets and 50% for achieving EBITA or gross profit percentage targets based on the performance of the Company as a whole. No payouts were made for less than 70% achievement of any target.

        With quarterly payment of the Annual Awards, a target had to be achieved in the quarter, based on whether the quarter's results, an an annualized basis, met the target for any payment, up to 100% of a target, to be made. Any payment based on over-achievement of a target was deferred until the end of 2011. The Annual Award was based on achieving 100% or more above target levels set for revenue and EBITA and was capped at 200%.

        The components of the 2011 Annual Award program are summarized below:

2011 Annual Cash Incentive Award Components

Name	Company Revenue Component (%)	Company EBITA Component (%)	Company GP % Component (%)	Business Unit Revenue Component (%)	Business Unit EBITA Component (%)	Business Unit GP % Component (%)
David C. Peterschmidt and Claude J. Pumilia	50.0	50.0	—	—	—	—
Richard Genovese(1), Tom van den Berg(2), Cynthia Boucher and Terje Laugerud	12.5	12.5	—	37.5	37.5	—
Tony Hadzi	10.0	—	10.0	40.0	—	40.0

(1)
Mr. Genovese's Annual Award was calculated based on these components during his first quarter with the Company, and was calculated based on the same components as Messrs. Peterschmidt and Pumilia for the last quarter of 2011.

(2)
Mr. van den Berg's Annual Award was calculated based on these components during the second half of 2011 following his promotion to EVP & CEO International division. Prior to that, he was subject to incentive cash awards calculations relating only to Netherlands and International EBITA and gross profit percentage for the first half of 2011.

        Cash incentive payments for a particular component were not made if less than the threshold performance level for that component was achieved, and the target performance level for a particular component was required to be achieved to receive a 100% payout on that component.

        The following table reflects the target levels for the revenue and EBITA performance measures for the Annual Awards and the payment percentages on the target levels for those components for the NEOs.

2011 Annual Cash Incentive Award Targets

Target as a Percentage of Plan/ Payout Percentage	Company Revenue Target ($)	Company EBITA Target ($)(1)	North America Revenue Target ($)	North America EBITA Target ($)(1)	International Revenue Target ($)	International EBITA Target ($)	IT Outsourcing Revenue Target ($)	IT Outsourcing EBITA Target ($)
150% Maximum/200% Payout	1,749,081,000	84,348,000	786,814,500	72,934,500	613,042,500	43,455,000	163,782,000	7,621,500
100% Target/100% Payout	1,166,054,000	56,232,000	524,543,000	48,623,000	408,695,000	28,970,000	109,188,000	5,081,000
85% Minimum/55% Payout(2)	991,145,900	47,797,200	445,861,550	41,329,550	—	—	92,809,800	4,318,850
70% Minimum/10% Payout(2)	816,237,800	39,362,400	—	—	286,086,500	20,279,000	—	—

(1)
Mr. Hadzi's targets were based on total Company and North America division gross profit percentage, rather than on EBITA. The 100% target was 26.7% and 29.2% for total Company gross profit percentage and North America division gross profit percentage, respectively. The threshold was set at an 80% minimum and was 25.2% and 27.7% for total Company gross profit percentage and North America division gross profit percentage, respectively. The maximum can not be calculated as this portion of Mr. Hadzi's award was not capped. Mr. Hadzi's Annual Award components and targets were in effect for the first quarter calculation only, as Mr. Hadzi left the Company on April 30, 2011.

(2)
The 85% minimum threshold was applicable to all NEOs, other than International division NEOs, who were subject to a 70% threshold.

        For 2011, the Company paid out approximately 25-27%, on average, on the targets to the NEOs and other senior management, an amount which more closely aligned with Stockholder value in 2011. The actual Annual Award payments made to the NEOs for 2011 are set forth in the table below. The actual Annual Award payments are also included in the 2011 Summary Compensation Table below.

2011 Actual Annual Cash Incentive Award Payments

Name	2011 Annual Cash Incentive Award Target at 100% Achievement ($)	2011 Actual Annual Cash Incentive Award ($)	Actual Annual Cash Incentive Award as a % of Target (%)
David C. Peterschmidt	600,000	259,500	43
Claude J. Pumilia	256,500	88,493	35
Richard Genovese	113,715	28,572	25
Tom van den Berg	510,000	307,016	60
Cynthia Boucher	188,500	82,716	44
Peter H. Cheesbrough	324,000	—	—
Terje Laugerud	360,000	135,000	38
Tony Hadzi	337,500	74,257	22

        The Company's 2012 Annual Cash Incentive Award program will operate in substantially the same manner as the 2011 program except that all payouts will be based on total Company performance.

        The following table sets forth the potential amounts payable to the NEOs for the achievement of the 2012 Annual Incentive Award target levels.

Potential Payouts on the 2012 Annual Award Targets

Name	Base Salary ($)	Cash Incentive (as a percentage of Base Salary) (%)	Potential Cash Incentive ($)	Total Potential Cash Compensation ($)
David C. Peterschmidt	675,000	115	776,250	1,451,250
Claude J. Pumilia	420,000	90	378,000	798,000
Richard Genovese	480,000	90	432,000	912,000
Tom van den Berg(1)	510,000	100	510,000	1,020,000
Cynthia Boucher	290,000	65	188,500	478,500

(1)
Mr. van den Berg is paid in Euros. His 2012 base salary and potential cash incentive amounts are stated at a 2011 average conversion rate of approximately 1 Euro to 1.39 U.S. Dollars.

  Equity Compensation

        In 2011, the Board of Directors approved an annual grant of stock options and RSU awards to the NEOs. The number of equity awards granted to the NEOs was determined by the Compensation Committee. The terms of the grants are as follows: the stock options will expire after seven years, and the stock options and RSU awards will be made at the beginning of each year and will vest over three or four years, as determined by our Compensation Committee. The awards will first begin vesting six months after the date of the grant. Thereafter, the stock options will vest monthly and the RSU awards will vest quarterly. Additionally, at the discretion of the Compensation Committee, NEOs may also receive discretionary stock options or RSU awards for exceptional performance.

        The Compensation Committee granted the following equity awards as part of our annual equity incentive program based on competitive compensation for the NEOs' positions, the criticality of the role of the individual NEO and the constraints on the pool of equity available for use given the Company's burn rate and consistent with moving to position the Company at the 50th percentile for total compensation. Given the total value of their respective compensation packages, Mr. Laugerud's and Mr. Hadzi's awards were slightly below the 50th percentile, while the awards to Mr. van den Berg and Ms. Boucher were closer to the 50th percentile.

2011 Annual Equity Compensation Program Grants

Name	Stock Options (#)	RSU Awards (#)
Tom van den Berg	120,000	50,000
Cynthia Boucher	100,000	40,000
Terje Laugerud	200,000	60,000
Tony Hadzi	200,000	60,000

        Messrs. Pumilia and Genovese each received 600,000 stock options and 150,000 RSU awards at the time that each joined the Company during 2011. Their awards were based on arms-length negotiations in connection with their new-hire employment compensation packages, although within a range that was comparable to grants for similar positions in the market.

        The Compensation Committee also granted Mr. Peterschmidt 400,000 RSU awards in June 2011 during his annual performance review. His award was based on a review of market data and Peer Group equity compensation for similar positions. Mr. Peterschmidt's grant was at approximately the median value of grants to chief executive officers for both the market and the Peer Group.

        The equity incentive awards granted to the NEOs during 2011 are also set forth in the 2011 Summary Compensation Table and the 2011 Grants of Plan-Based Awards Table below.

        The following equity awards were made to Messrs. Pumilia, Genovese and van den Berg, and Ms. Boucher in February 2012 as part of the Company's annual equity grant program. The award made to Mr. Pumilia is slightly above what would be consistent with the Company's annual award program to reflect internal award equity among our Executive Vice Presidents. Mr. Genovese's award is a reflection of his promotion to Chief Operating Officer and equity awards for such a position.

2012 Annual Equity Compensation Program Grants

Name	Stock Options (#)	RSU Awards (#)
Claude Pumilia	250,000	100,000
Richard Genovese	300,000	200,000
Tom van den Berg	104,000	120,000
Cynthia Boucher	30,000	20,000

        The Company monitors the compensation-related risks associated with its compensation programs on a ongoing basis. We believe that these programs, as well as our compensation policies and practices, are not unreasonably likely to have a material adverse effect on the Company.

   Summary Compensation Table

        Total actual cash incentive awards are reported in the Non-Equity Incentive Plan Compensation column, which are based on the performance plan targets approved by the Compensation Committee at the beginning of the fiscal year. The Bonus column includes any discretionary cash payments.

        The Summary Compensation Table for the three most recent fiscal years is as follows:

2011 Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(2)		Total ($)
David C. Peterschmidt	2011	600,000	—	2,088,000	—	259,500	37,584	(3)	2,985,084
President & CEO	2010	281,538	300,000	—	1,971,900	—	16,443	(3)	2,569,881
Claude J. Pumilia	2011	271,846	—	2,077,800	985,500	88,493	1,418		3,425,057
EVP & CFO
Richard Genovese	2011	108,154	—	900,000	424,500	28,572	750		1,461,976
EVP & COO
Tom van den Berg(4)	2011	510,000	190,829	464,920	306,200	307,016	67,686	(5)	1,846,651
EVP—Global
Accounts
Cynthia Boucher	2011	290,000	—	244,440	195,200	82,716	1,584		813,940
SVP & General
Manager—IT
Outsourcing division
Peter H. Cheesbrough	2011	131,538	—	441,253	36,957	—	685,857	(6)	1,295,605
Former EVP & CFO	2010	391,458	66,367	281,686	36,726	163,310	2,532		942,079
	2009	351,000	45,500	36,810	6,595	77,750	2,532		520,187
Terje Laugerud(7)	2011	239,015	—	499,590	292,800	135,000	32,748	(8)	1,199,153
Former EVP &	2010	388,800	72,900	570,175	87,050	436,738	39,498		1,595,161
President—	2009	380,700	65,987	47,440	26,505	132,203	27,216		680,051
International
division
Tony Hadzi	2011	137,788	—	499,590	292,800	74,257	714,191	(9)	1,718,626
Former EVP &	2010	354,827	55,000	549,855	60,386	185,475	2,962		1,208,505
President—North	2009	334,900	65,000	46,580	18,884	20,000	3,462		488,826
America division

(1)
The amounts presented in this column reflect the grant date fair value of the awards computed in accordance with ASC Topic 718. Unless otherwise indicated, the amounts presented here are for RSU or option awards granted during fiscal year 2011. Assumptions used in the calculation of grant date fair value for 2011 awards are included in Note 13 to the Consolidated Financial Statements in our 2011 Annual Report on Form 10-K. Our 2011 Annual Report on Form 10-K was filed with the Commission on March 12, 2012. During 2011, Mr. Cheesbrough did not receive any new grants of RSU or option awards. The amounts reflected in these columns, for Mr. Cheesbrough only, represent the incremental fair value, computed in accordance with ASC Topic 718, of the RSUs and stock options that were accelerated in connection with his separation from the Company, as discussed below in the section titled "Executive Transition of Mr. Cheesbrough."

(2)
Consists of amounts contributed under our Section 401(k) Savings Plan, amounts we pay for life insurance benefits and, in certain circumstances that are separately identified, the value of perquisites and other personal benefits with an aggregate value of at least $10,000. 401(k) Savings Plan contributions for the year ended December 31, 2011, were: Mr. Pumilia—$1,242, Mr. Genovese—$512, Mr. Cheesbrough—$1,500 and Mr. Hadzi—$1,500. Mr. Peterschmidt, Mr. van den Berg, Ms. Boucher and Mr. Laugerud did not participate in the Savings Plan. Life insurance premiums paid for the year ended December 31, 2011, were: Mr. Peterschmidt—$1,584, Mr. Pumilia—$175, Mr. Genovese—$238, Ms. Boucher—$1,584, Mr. Cheesbrough—$357, Mr. Laugerud—$1,657 and Mr. Hadzi—$191.

(3)
In addition to the item noted in footnote 2 above, this amount includes $36,000 and $15,712 for the years ended December 31, 2011 and 2010, respectively, for Mr. Peterschmidt's relocation expenses incurred after joining the Company in July 2010.

(4)
The amounts paid to Mr. van den Berg are based on an average 2011 conversion rate of 1 Euro to 1.39 U.S. Dollars.

(5)
Total perquisites for Mr. van den Berg include expenses for a defined benefit plan of $25,986 and an automobile allowance totaling $41,700.

(6)
Includes amounts paid to Mr. Cheesbrough in connection with his separation from the Company, as discussed below in the section titled "Executive Transition of Mr. Cheesbrough."

(7)
The amounts paid to Mr. Laugerud are based on an average 2011 conversion rate of 1 GBP to 1.60 U.S. Dollars.

(8)
Total perquisites for Mr. Laugerud consist of expenses for defined benefit plan and pension plan contributions totaling $20,428, and an automobile allowance totaling $12,320.

(9)
Includes Mr. Hadzi's severance of $712,500, which was equal to Mr. Hadzi's annual base salary, plus his annual target cash incentive opportunity in effect at the time of his separation pursuant to the Company's standard employment agreement for executive vice presidents.

        The following table compares the equity award values shown above in the Summary Compensation Table to the sum of any value realized on these same awards, plus the market value of these same awards that remain outstanding at December 31, 2011.

Equity Award Values at Fiscal Year End Table

Name	Year	Value of Stock Awards Shown in Summary Compensation Table ($)	Value of Option Awards Shown in Summary Compensation Table ($)	Value realized during 2011 from Stock Awards Shown in Summary Compensation Table ($)(1)	Combined Outstanding Equity Award Value at December 31, 2011 ($)(2)	Difference between Realized and Outstanding Equity Value and Values in Summary Compensation Table ($)
		(a)	(b)	(c)	(d)	(c)+(d)-(a)-(b)
David C. Peterschmidt	2011	2,088,000	—	144,001	1,403,635	(540,364)
	2010	—	1,971,900	—	1,526,000	(445,900)
Claude J. Pumilia	2011	2,077,800	985,500	31,200	540,400	(2,491,700)
Richard Genovese	2011	900,000	424,500	—	1,197,000	(127,500)
Tom van den Berg	2011	464,920	306,200	39,229	310,109	(421,782)
Cynthia Boucher	2011	244,440	195,200	31,384	126,326	(281,930)

(1)
As a result of RSU awards that vested during the year ended December 31, 2011.

(2)
The combined outstanding equity award value at December 31, 2011 reflects the sum of (i) the number of RSU awards granted in each year shown times the closing stock price of our Common Stock at December 31, 2011 of $3.86, and (ii) the intrinsic value of the option awards granted in each year shown based on the closing stock price of our Company Common Stock at December 31, 2011 of $3.86.

  Grants of Plan-Based Awards Table

        The following table summarizes for the year ended December 31, 2011, certain information regarding stock options, RSU awards and other plan-based awards granted to executive management and NEOs.

2011 Grants of Plan-Based Awards Table

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)
						All Other Option Awards: Number of Securities Underlying Options (#)
					All Other Stock Awards: Number of Shares of Stock or Units (#)		Exercise or Base Price of Option Awards ($/Sh)		Grant Date Fair Value of Stock and Option Awards ($)
Name	Approval Date	Grant Date	Threshold ($)(2)	Target ($)(3)
David C. Peterschmidt(4)	6/23/2011	6/23/2011	—	—	400,000	—	—		2,088,000
	N/A	N/A	41,250	600,000	—	—	—		—
Claude J. Pumilia(5)	3/3/2011	4/4/2011	—	—	—	600,000	6.57		2,077,800
	3/3/2011	4/4/2011	—	—	150,000	—	—		985,500
	N/A	N/A	23,513	256,500	—	—	—		—
Richard Genovese(6)	8/18/2011	9/6/2011	—	—	—	600,000	2.83		900,000
	8/18/2011	9/6/2011	—	—	150,000	—	—		424,500
	N/A	N/A	1,940	113,715	—	—	—		—
Tom van den Berg(7)	2/23/2010	1/3/2011	—	—	—	3,125	4.93		6,752
	1/21/2011	1/21/2011	—	—	—	120,000	4.88		293,328
	1/21/2011	1/21/2011	—	—	50,000	—	—		244,000
	8/23/2011	8/23/2011	—	—	—	100,000	3.11		164,840
	8/23/2011	8/23/2011	—	—	20,000	—	—		62,200
	N/A	N/A	8,768	510,000	—	—	—		—
Cynthia Boucher	1/21/2011	1/21/2011	—	—	—	100,000	4.88		244,440
	1/21/2011	1/21/2011	—	—	40,000	—	—		195,200
	N/A	N/A	3,240	188,500	—	—	—		—
Peter Cheesbrough(8)	3/3/2011	4/29/2011	—	—	—	29,280	Various	(8)	36,957
	3/3/2011	4/29/2011	—	—	89,760	—	—		441,253
	N/A	N/A	N/A	684,000	—	—	—		—
Terje Laugerud(9)	1/21/2011	1/21/2011	—	—	—	200,000	4.88		488,880
	1/21/2011	1/21/2011	—	—	60,000	—	—		292,800
	2/23/2010	2/17/2011	—	—	—	5,000	4.35		10,710
	N/A	N/A	1,125	360,000	—	—	—		—
Tony Hadzi(10)	1/21/2011	1/21/2011	—	—	—	200,000	4.88		488,880
	1/21/2011	1/21/2011	—	—	60,000	—	—		292,800
	2/23/2010	2/17/2011	—	—	—	5,000	4.35		10,710
	N/A	N/A	4,634	337,500	—	—	—		—

(1)
Amounts represent the potential cash incentive amounts if the threshold or target payments were achieved for the 2011 performance periods under the Company's Annual Cash Incentive Award Program. See the 2011 Actual Annual Cash Incentive Award Payments Table for the actual payment amounts. The Compensation Committee approved 2012 target incentives for the NEOs on February 15, 2012.

(2)
Amounts shown in the threshold column are based on the assumption that each NEO meets the minimum business plan target for the smallest component within the Company's Annual Cash Incentive Award Program, applicable to each respective NEO.

(3)
Under the Company's Annual Cash Incentive Award Program for NEOs, there is the possibility of receiving additional payouts in the event that business plan targets for revenue and EBITA are exceeded. Refer to heading "2011 Annual Cash Incentive Award Targets" for details of the additional potential payouts for each individual NEO.

(4)
On June 23, 2011, Mr. Peterschmidt was granted 400,000 RSU awards by the Compensation Committee in connection with the Committee's annual evaluation of his performance.

(5)
Upon his appointment as Executive Vice President and Chief Financial Officer, Mr. Pumilia was given an inducement grant which covered stock options to purchase 600,000 shares of our Common Stock and 150,000 RSU awards.

(6)
When Mr. Genovese joined the Company as Executive Vice President of North America, he received a grant of stock options to purchase 600,000 shares of our Common Stock and 150,000 RSU awards.

(7)
The threshold and target amounts for Mr. van den Berg were based on a 2011 average conversion rate of approximately 1 Euro to 1.39 U.S. Dollars.

(8)
Mr. Cheesbrough received cash and the acceleration of options to purchase 29,280 stock options and 89,760 RSU awards pursuant to the terms of his Executive Transition Agreement, which are discussed below in the section titled "Executive Transition of Mr. Cheesbrough." For Mr. Cheesbrough, the amounts presented in this table represent the incremental fair value of the accelerated stock options and RSU awards calculated in accordance with ASC Topic 718. The exercise price of the stock options accelerated were: 2,400 stock options at $2.15 per share, 11,880 stock options at $3.23 per share, 2,500 stock options at $4.18 per share and 12,500 stock options at $7.06 per share.

(9)
The threshold and target amounts for Mr. Laugerud were based on a 2011 average conversion rate of approximately 1 GBP to 1.60 U.S. Dollars.

(10)
Mr. Hadzi received cash and the acceleration of some of his equity awards in 2011 pursuant to the terms of his Employment Agreement.

  Outstanding Equity Awards at Fiscal Year-End Table

        The following table summarizes certain information concerning outstanding equity awards held by the executive officers and the NEOs on December 31, 2011.

2011 Outstanding Equity Awards at Fiscal Year End Table

	Option Awards						Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that have not Vested (#)		Market Value of Shares or Units of Stock that have not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that have not Vested ($)
David C. Peterschmidt	7/1/2010	495,833	904,167	(1)	2.77	7/1/2017	—		—	—	—
	6/23/2011	—	—		—	—	363,636	(2)	1,403,635	—	—
Claude J. Pumilia	4/4/2011	41,863	558,137	(3)	6.57	4/4/2018	140,000	(3)	540,400	—	—
Richard Genovese	9/6/2011	—	600,000	(4)	2.83	9/6/2018	150,000	(2)	579,000	—	—
Tom van den Berg	5/6/2002	6,000	—		6.51	5/6/2012	—		—	—	—
	7/29/2002	10,000	—		5.02	7/29/2012	—		—	—	—
	11/15/2002	44,000	—		5.25	11/15/2012	—		—	—	—
	12/20/2002	10,000	—		5.45	12/20/2012	—		—	—	—
	1/25/2008	7,500	2,500	(5)	4.32	1/25/2013	—		—	—	—
	4/29/2008	12,000	—		6.00	4/29/2013	—		—	—	—
	5/29/2003	7,000	—		6.00	5/29/2013	—		—	—	—
	7/1/2003	1,000	—		7.02	7/1/2013	—		—	—	—
	7/1/2008	6,000	—		6.71	7/1/2013	—		—	—	—
	10/1/2003	1,500	—		7.6	10/1/2013	—		—	—	—
	10/1/2008	3,000	—		6.81	10/1/2013	—		—	—	—
	11/6/2008	18,000	—		4.91	11/6/2013	—		—	—	—
	12/10/2003	5,000	—		8.44	12/10/2013	—		—	—	—
	1/1/2004	2,500	—		8.66	1/1/2014	—		—	—	—
	1/2/2009	3,000	—		5.10	1/2/2014	—		—	—	—
	3/3/2009	8,960	4,480	(6)	2.15	3/3/2014	1,493	(6)	5,763	—	—
	3/9/2009	—	6,000	(6)	2.11	3/9/2014	—		—	—	—
	4/1/2009	3,125	—		2.83	4/1/2014	—		—	—	—
	5/3/2004	5,750	—		8.75	5/3/2014	—		—	—	—
	7/1/2004	3,250	—		7.96	7/1/2014	—		—	—	—
	10/1/2004	5,000	—		7.52	10/1/2014	—		—	—	—
	10/1/2004	3,250	—		7.86	10/1/2014	—		—	—	—
	10/1/2009	3,125	—		3.82	10/1/2014	—		—	—	—
	11/4/2004	2,500	—		8.92	11/4/2014	—		—	—	—
	1/1/2005	3,250	—		9.64	1/1/2015	—		—	—	—
	1/4/2010	3,750	—		3.56	1/4/2015	—		—	—	—
	2/1/2010	4,104	8,208	(6)	3.23	2/1/2015	2,736	(6)	10,561	—	—
	4/1/2005	3,000	—		7.17	4/1/2015	—		—	—	—
	4/1/2010	3,125	—		3.74	4/1/2015	—		—	—	—
	7/1/2005	3,500	—		8.00	7/1/2015	—		—	—	—
	7/1/2010	3,750	—		2.84	7/1/2015	—		—	—	—
	10/1/2010	3,125	—		3.11	10/1/2015	—		—	—	—
	11/2/2005	3,000	—		6.50	11/2/2015	—		—	—	—
	11/4/2005	3,500	—		6.16	11/4/2015	—		—	—	—
	11/5/2010	—	—		—	—	75,000	(7)	289,500	—	—
	1/3/2011	3,125	—		4.93	1/3/2016	—		—	—	—
	1/21/2011	23,227	96,773	(4)	4.88	1/21/2016	40,909	(2)	157,909	—	—
	1/4/2006	3,500	—		6.60	1/4/2016	—		—	—	—
	4/3/2006	6,000	—		6.45	4/3/2016	—		—	—	—

	Option Awards						Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that have not Vested (#)		Market Value of Shares or Units of Stock that have not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that have not Vested ($)
	7/3/2006	3,000	—		6.58	7/3/2016	—		—	—	—
	10/2/2006	3,000	—		6.61	10/2/2016	—		—	—	—
	1/3/2007	23,000	—		6.72	1/3/2017	—		—	—	—
	4/2/2007	3,000	—		7.94	4/2/2017	—		—	—	—
	7/2/2007	3,500	—		8.26	7/2/2017	—		—	—	—
	10/1/2007	2,000	—		7.95	10/1/2017	—		—	—	—
	1/2/2008	3,000	—		5.96	1/2/2018	—		—	—	—
	8/23/2011	—	100,000	(4)	3.11	8/23/2018	20,000	(2)	77,200	—	—
Cynthia Boucher	11/12/2010	16,667	33,333	(6)	3.32	11/12/2015	—		—	—	—
	1/21/2011	19,355	80,645	(4)	4.88	1/21/2016	32,727	(2)	126,326	—	—
Peter Cheesbrough(8)	11/18/2002	20,000	—		5.25	11/18/2012	—		—	—	—
	1/22/2008	5,000	—		4.81	1/22/2013	—		—	—	—
	4/18/2008	5,000	—		4.98	4/18/2013	—		—	—	—
	4/29/2008	15,000	—		6.00	4/29/2013	—		—	—	—
	7/18/2008	5,000	—		6.13	4/29/2013	—		—	—	—
	10/14/2008	5,000	—		5.78	4/29/2013	—		—	—	—
	11/18/2003	5,000	—		8.50	4/29/2013	—		—	—	—
	3/3/2009	7,200	—		2.15	4/29/2013	—		—	—	—
	11/18/2004	5,000	—		8.74	4/29/2013	—		—	—	—
	2/1/2010	17,820	—		3.23	4/29/2013	—		—	—	—
	4/23/2010	5,000	—		4.18	4/29/2013	—		—	—	—
	11/18/2005	5,000	—		5.98	4/29/2013	—		—	—	—
	11/20/2006	5,000	—		7.11	4/29/2013	—		—	—	—
	11/9/2007	50,000	—		7.06	4/29/2013	—		—	—	—

(1)
Mr. Peterschmidt's Inducement Grant began vesting one year from the anniversary of the date of grant, with one-fourth of the grant vesting on the first anniversary, and then vesting in equal monthly installments over the next three years.

(2)
RSU awards vest in equal quarterly installments over three years following a six-month period during which time none of the awards vest.

(3)
Mr. Pumilia's Inducement Grant of stock options and RSU awards vest in equal installments following a six-month period during which time none of the stock options or awards vest. The Inducement stock options vest in equal monthly installments and the Inducement RSU awards vest in equal quarterly installments, both over four years.

(4)
Stock options vest in equal monthly installments over three years following a six-month period during which time none of the stock options vest.

(5)
Stock options vest annually at the rate of 25% per year on the anniversary of the date of grant.

(6)
Stock options and RSU awards vest annually at the rate of 33% per year on the anniversary of the date of grant.

(7)
RSU awards vest 50% on 11/5/12 and 50% on 11/5/13.

(8)
The vesting of certain stock options was accelerated on April 29, 2011. Additionally, as a former director, Mr. Cheesbrough may exercise his remaining stock options until the earlier of the original expiration date for such stock options or up to two years following his Separation Date, pursuant to Mr. Cheesbrough's Executive Transition Agreement described under the heading "Retirement of Mr. Cheesbrough."

   Option Exercises and Stock Vested Table

        The following table summarizes information with respect to stock options exercised and RSU awards that vested during 2011 for the executive officers and the NEOs included in the Summary Compensation Table.

2011 Option Exercises and Stock Vested Table

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
David C. Peterschmidt	—	—	36,364	144,001
Claude J. Pumilia	—	—	10,000	31,200
Richard Genovese	—	—	—	—
Tom van den Berg	15,125	55,399	12,952	59,698
Cynthia Boucher	—	—	7,273	31,384
Peter Cheesbrough(3)	—	—	98,790	563,304
Terje Laugerud	—	—	20,834	113,925
Tony Hadzi(4)	120,410	125,274	49,240	279,280

(1)
The value was calculated by determining the difference between the closing market price of the underlying shares of our Common Stock on the exercise date and the exercise price of the stock options.

(2)
The value was determined by multiplying the number of RSU awards by the closing market price of the underlying shares of our Common Stock on the vesting date.

(3)
When Mr. Cheesbrough left the Company on April 29, 2011, the Company accelerated the vesting of 29,280 options and 89,760 RSU awards.

(4)
When Mr. Hadzi left the Company on April 30, 2011, the Company accelerated the vesting of 28,147 options and 37,718 RSU awards.

  Pension Benefits

        Pursuant to our employment agreement with Mr. Laugerud, the Company contributed to a defined benefit scheme in Norway that meets certain Norwegian statutory pension benefit requirements. During 2011, the Company contributed approximately $17,548 to this pension plan. This amount was based on a conversion rate of 1 NOK to 0.17 U.S. Dollars. In addition, a portion of Mr. Laugerud's compensation in the United Kingdom is designated as pension allowance; however, this amount is paid directly to Mr. Laugerud as part of his salary. In 2011, this pension allowance was equal to $2,880, based on a 2011 average conversion rate of 1 GBP to 1.60 U.S. Dollars.

        Under the terms of Mr. van den Berg's employment agreement, the Company contributed to a defined benefit plan in the Netherlands that meets certain Dutch statutory pension benefit requirements. During 2011, the Company contributed approximately $25,986 to this pension plan on his behalf. This amount was based on a 2011 average conversion rate of 1 Euro to 1.39 U.S. Dollars.

  Deferred Compensation

        The Company does not provide any deferred compensation benefits and has deleted the table entitled "Nonqualified Deferred Compensation."

  Executive Transition of Mr. Cheesbrough

        On March 10, 2011, we announced Mr. Cheesbrough's departure from the Company. In connection with his departure as our Executive Vice President, Chief Financial Officer and Treasurer effective April 4, 2011, and his resignation as a director of the Company and its subsidiaries effective April 29, 2011 (the "Separation Date"), we entered into an Executive Transition Agreement (the "ETA") with him.

        The payments and benefits accruing to Mr. Cheesbrough under the ETA are consistent with the payments or benefits to which he was entitled pursuant to his employment agreement, although our Board also approved the accelerated vesting of his outstanding and unvested stock options and RSU awards.

        The material terms of the ETA are as follows:

  •
  Mr. Cheesbrough released the Company from any and all claims against the Company regarding any act or omission predating the Separation Date of April 29, 2011, and the Company released Mr. Cheesbrough from any and all claims against Mr. Cheesbrough regarding any act or omission relating to Mr. Cheesbrough's employment with the Company or separation therefrom.

  •
  The Company paid Mr. Cheesbrough a lump sum payment of $684,000, which is an amount equal to his annual base salary ($360,000), plus his annual target cash incentive ($324,000 - 90% of his base salary) on the Separation Date, in exchange for his providing the Company with a legal release of the Company and his compliance with certain non-competition and non-solicitation covenants.

  •
  The vesting of 29,280 stock options and 89,760 RSU awards were accelerated. As a former director, Mr. Cheesbrough may exercise his remaining stock options at the earlier of the original expiration date for such options or two years following the Separation Date.

  •
  The Company will pay health insurance premiums on behalf of Mr. Cheesbrough for up to 12 months following the Separation Date.

  •
  Mr. Cheesbrough also agreed to certain restrictive covenants regarding non-competition and non-solicitation with the Company and its clients for a period of 12 months beginning on the Separation Date.

Termination of Employment and Change in Control Payments and Benefits

        The Company entered into an employment agreement with Mr. Peterschmidt dated July 1, 2010, which provides that, in the event of a Change in Control of the Company (as defined in the employment agreement), in addition to already earned salary and earned but unpaid incentive for the prior year, Mr. Peterschmidt is entitled to receive certain payments and benefits, subject to his executing a separation and release agreement. Such payments and benefits include:

  •
  a prorated incentive (provided that performance targets are met) for the portion of the year in which the termination occurs,

  •
  a severance payment equal to 1.5 times his then current base salary and annual incentive at target level in effect on the day of termination,

  •
  full vesting of all unvested equity awards (including the Inducement Grant), and

  •
  health benefits for a period of 18 months following termination.

        Upon either Mr. Peterschmidt's termination of employment by the Company not for cause, or by Mr. Peterschmidt for good reason (each term as defined in the employment agreement), in addition to already earned salary and earned but unpaid incentive for the prior year, Mr. Peterschmidt is entitled to receive certain payments and benefits, subject to his executing a separation and release agreement. Such payments and benefits include:

  •
  a prorated incentive (provided that performance targets are met) for the portion of the year in which the termination occurs,

  •
  a severance payment equal to 1.5 times his then current base salary and annual incentive at target level in effect on the day of termination,

  •
  vesting of all unvested equity awards proportionately through the date of termination (subject to achievement of performance criteria), if any,

  •
  vesting of a certain portion of his Inducement Grant, based upon a formula, and

  •
  health benefits for a period of 18 months following termination.

        Change in control payments and benefits are contingent upon both a Change in Control of the Company and an actual termination of employment by the Company or a termination of employment for "good reason" by Mr. Peterschmidt within 24 months after the occurrence of the Change in Control. Severance payments are not in addition to Change in Control payments.

        Beginning January 1, 2011, the Compensation Committee implemented new employment agreements for the Company's executive vice presidents, senior vice presidents, as well as certain vice president agreements, to include consistent severance and Change in Control payments for all individuals at a particular vice-presidential level in our Company, but that varies by level. As with our previous agreements, all severance or Change in Control payments and benefits are subject to compliance with non-competition and non-solicitation provisions, as well as the receipt of a signed legal release from the executive officer. Change in Control payments and benefits are contingent upon both a Change in Control and an actual termination by the Company or a termination of employment for "good reason" by the executive within 12 months after the occurrence of the Change of Control.

        The Compensation Committee determined the payment provisions based, in part, upon an analysis by the Compensation Committee's compensation consultant of similar provisions at companies in the Peer Group and other employment market-related data. Severance payments range from 12 months of annual base salary, plus target annual cash incentive and 12 months of Company payment of health insurance premiums for executive vice presidents, along with accelerated vesting of any outstanding unvested equity awards that will vest in the 12 months following termination of employment to 6 months of annual base salary, plus target annual cash incentive and 6 months of health insurance premiums for certain vice presidents, along with accelerated vesting of any outstanding unvested equity that will vest in the three months following termination of employment. Change in Control payments range from 18 months of annual base salary, plus target annual cash incentive and 18 months of health insurance premiums for executive vice presidents to 6 months of annual base salary, plus target annual cash incentive and 6 months of health insurance premiums for vice presidents.

        In the event of a Change in Control, all vice presidential levels with these employment agreements will be entitled to accelerated vesting of all outstanding unvested equity awards. If the payments and benefits to the executive officer would cause the executive officer to become subject to the excise tax imposed under Section 4999 of the Internal Revenue Code (or any similar federal, state or local tax), the Company shall reduce the Change in Control payments and benefits to the extent necessary to avoid the application of the excise tax if, as a result of such reduction, the net payments and benefits payable to the executive officer as so reduced (after payment of applicable income taxes), exceeds the net benefit to the executive of the Change in Control payment without such reduction (after payment of applicable income taxes and excise taxes).

        The amounts reflected in the tables below are hypothetical amounts based on an assumed December 31, 2011 termination and Change in Control and subsequent termination of employment date and the value from the acceleration of the vesting of outstanding equity awards as provided in the NEOs' employment agreements. All payments are in addition to what the executive officer would normally be paid to the date of termination, such as, accrued base salary and unpaid incentive amounts.

Potential Payments upon Termination or Change in Control Table

Name	Termination Scenario	Total ($)	Base Salary ($)		Cash Incentive ($)		Accelerated Equity ($)		Health ($)
David C. Peterschmidt	Not for Cause	3,253,991	900,000	(1)	900,000	(1)	1,435,961	(2)	18,030	(3)
	Death and Disability	1,435,961					1,435,961	(2)
	Change in Control	4,207,207	900,000	(1)	900,000	(1)	2,389,177	(2)	18,030	(3)
Claude J. Pumilia	Not for Cause	885,984	380,000	(4)	342,000	(4)	154,400	(5)	9,584	(6)
	Death and Disability	37,604					37,604	(5)
	Change in Control	1,632,984	570,000	(4)	513,000	(4)	540,400	(5)	9,584	(6)
Richard Genovese	Not for Cause	1,131,914	380,000	(4)	342,000	(4)	409,914	(7)	—	(6)
	Change in Control	2,280,000	570,000	(4)	513,000	(4)	1,197,000	(7)	—	(6)
Tom van den Berg	Not for Cause	1,321,411	510,000	(4)(8)	510,000	(4)(8)	301,411	(7)	—
	Change in Control	2,169,265	765,000	(4)(8)	765,000	(4)(8)	639,265	(7)	—
Cynthia Boucher	Not for Cause	404,139	217,500	(9)	141,375	(9)	28,074	(7)	17,190	(10)
	Change in Control	640,016	290,000	(9)	188,500	(9)	144,326	(7)	17,190	(10)

(1)
Mr. Peterschmidt's employment agreement provides that he is entitled to 1.5 times his annual base and annual incentive at the target level in effect on the day of termination in the event of a termination not for cause or in the event of a Change in Control.

(2)
Mr. Peterschmidt's employment agreement provides that, in the event of his termination of employment not for cause on the assumed December 31, 2011 termination date and the closing price of the Company's stock on that date, all of his unvested equity awards (subject to performance criteria, if any) shall vest and 3% of the unvested portion of the Inducement Grant he received upon his employment as our President and CEO, shall vest. His employment agreement provides that in the event of death or disability on the assumed December 31, 2011 date, his unvested equity awards shall vest under the same terms as the vesting terms of termination of employment not for cause. In the event of Mr. Peterschmidt's termination of employment following a Change in Control of the Company on the assumed December 31, 2011 termination date, all unvested equity awards shall vest.

(3)
Mr. Peterschmidt's employment agreement provides that he is entitled to payment of health insurance premiums for 18 months following termination of his employment in the event of a termination not for cause or in the event of a Change in Control. We have assumed a 2011 COBRA benefit for Mr. Peterschmidt of $18,030.

(4)
Messrs. Pumilia's, Genovese's and van den Berg's employment agreements provide that they are entitled to 1 times their annual base and annual incentive at the target level in effect on the day of termination in the event of termination not for cause. In the event of a Change of Control, their employment agreements provide that they are entitled to 1.5 times their annual base and annual incentive at the target level in effect on the day of termination.

(5)
Mr. Pumilia's employment agreement provides that, in the event of his termination of employment not for cause on the assumed December 31, 2011 termination date and the closing price of the Company's stock on that date, he is entitled to vesting of his unvested equity scheduled to vest within the 12 months following a termination not for cause accelerated to the date of termination. In the event of death or disability, all of his unvested equity awards (subject to performance criteria, if any) shall vest, except that the unvested portion of his Inducement Grant, that he received upon his employment as our Executive Vice President and Chief Financial Officer, shall vest at 2% and 7% of stock options and RSU awards, respectively. In the event of Mr. Pumilia's termination of employment following a Change in Control of the Company on the assumed December 31, 2011 termination date, all unvested equity awards shall vest.

(6)
Mr. Pumilia's employment agreement provides that he is entitled to payment of health insurance premiums for 18 months following termination of his employment in the event of a termination not for cause or in the event of a Change in Control. We have assumed a 2011 COBRA benefit for Mr. Pumilia of $9,584. Although Mr. Genovese had not elected any health insurance benefits as of December 31, 2011, he is entitled to 12 months COBRA coverage for termination not for cause and 18 months COBRA coverage for a Change in Control.

(7)
Messrs. Genovese and van den Berg are entitled to vesting of their unvested equity scheduled to vest within the 12 months following a termination not for cause accelerated to the date of termination and Ms. Boucher is entitled to accelerated vesting for her unvested equity scheduled to vest in the 6 months under the same circumstances. Messrs. Genovese and van den Berg and Ms. Boucher are entitled to have the vesting of all of their unvested equity accelerated to the date of termination in the event of termination following a Change in Control.

(8)
Mr. van den Berg's compensation is calculated at a 2011 average conversion rate of 1 Euro to 1.39 US Dollars.

(9)
Ms. Boucher's employment agreement provides that she is entitled to 9 months her annual base and annual incentive at the target level in effect on the day of termination in the event of termination not for cause. In the event of a Change of Control, her employment agreement provides that she is entitled to 1 times her annual base and annual incentive at the target level in effect on the day of termination.

(10)
Ms. Boucher's employment agreement provides that she is entitled to payment of health insurance premiums for 12 months following termination of her employment in the event of a termination not for cause and a Change of Control. We estimate a 2011 COBRA benefit for Ms. Boucher of $17,190.

PROPOSAL No. 2—ADVISORY APPROVAL OF THE COMPENSATION OF THE COMPANY'S NAMED EXECUTIVE OFFICERS

        Pursuant to Section 14A of the Exchange Act, we are providing our Stockholders with the opportunity to review and provide their advisory approval of the compensation of our NEOs, as described in the "Compensation Discussion and Analysis" section and the accompanying tables of this Proxy Statement, beginning on page 28.

        As an advisory vote, this proposal is not binding upon the Company. However, the Compensation Committee, which is responsible for designing and administering the Company's executive compensation program, values the opinions of our Stockholders and has considered the outcome of the 2011 Stockholder vote in making compensation decisions for 2012, and will continue to take into account the outcome of future Stockholder votes in making future executive compensation decisions. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this Proxy Statement.

        The Company's goal for our executive compensation program is to provide our executives with competitive compensation that also provides incentives to remain with the Company and provides them with cash incentive opportunities and equity compensation that aligns their long-term interests with the interests of our Stockholders.

        Despite the changes in Company leadership and the transformation of operating processes and procedures and reporting structure in 2011, the Company achieved several significant strategic, operational and financial results highlighted below:

  •
  We formalized our strategy, and reduced the risk in our operating model by instilling significant operational regimens and disciplines.

  •
  We strengthened our Board and senior management, including the appointment of a new COO to ensure we operate as one company globally.

  •
  We increased investment in offshore delivery and narrowed our focus to higher quality offerings and verticals.

  •
  While our top line performance was disrupted from the transformation in our business, we did improve our cost structure to make sure we are on the path to increased margins.

  •
  We reduced the leverage on our balance sheet through significant improvements to our cash collection processes, and we sold our non-strategic Federal division.

  •
  We made significant investments to strengthen our business model, including executive changes, sales force and delivery realignment, and vertical and product offering refinements.

        The Company requests Stockholder approval of the compensation of the Company's Named Executive Officers, as disclosed pursuant to the SEC's executive compensation disclosure rules (which disclosure includes the Compensation Discussion and Analysis, the compensation tables and the narrative discussion that accompany the compensation tables).

        With respect to the approval of Proposal No. 2, an advisory (non-binding) approval of executive compensation, an affirmative vote of a majority of shares present in person or by Proxy at the Annual Meeting of Stockholders and entitled to vote on the subject matter will be considered to be the advice of the Stockholders and our Board will take such advice into consideration.

THE BOARD OF DIRECTORS RECOMMENDS AN ADVISORY (NON-BINDING) VOTE TO
APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN
THIS PROXY STATEMENT PURSUANT TO THE EXECUTIVE COMPENSATION DISCLOSURE
RULES OF THE SECURITIES AND EXCHANGE COMMISSION

 PROPOSAL No. 3—AMENDMENT OF THE CIBER, INC. EMPLOYEE STOCK PURCHASE PLAN

TO APPROVE AN INCREASE IN THE NUMBER OF SHARES OF COMMON STOCK
AUTHORIZED FOR ISSUANCE UNDER THE CIBER, INC. EMPLOYEE STOCK PURCHASE PLAN
BY 2,500,000 SHARES

        Our Board of Directors approved an amendment and restatement of the CIBER, Inc. Employee Stock Purchase Plan (the "ESP Plan") on February 20, 2012. The proposed amended and restated ESP Plan will increase the number of shares reserved for issuance under the ESP Plan by 2,500,000 shares from a total of 11,250,000 to 13,750,000 shares in response to depletion of the ESP Plan's authorized shares due to high employee participation. This proposed amendment requires the approval of our Stockholders. Additionally, the amended and restated ESP Plan will set a maximum number of shares that a participant has a right to purchase during a purchase period to comply with Section 423 of the Internal Revenue Code of 1986 and the regulations thereunder.

  Background.

  •
  Our Board of Directors adopted the ESP Plan in September 1994 and the Stockholders approved it in October 1994.

  •
  The Board of Directors amended and restated the ESP Plan effective February 11, 1998 and subsequently amended the ESP Plan effective October 7, 1998, May 10, 2001, February 19, 2002, April 27, 2004, May 3, 2005 and February 25, 2009.

  •
  Currently, a total of 11,250,000 shares of Common Stock have been reserved for issuance under the ESP Plan and 471,846 shares of Common Stock remain available for purchase as of December 31, 2011.

        Proposal No. 3.    Proposal No. 3, which has been recommended by the Board of Directors for your consideration, asks you to approve an increase in the number of shares authorized for issuance under the terms of the ESP Plan by 2,500,000 shares. The current authorization is 11,250,000 shares. If you cast your Proxy FOR the proposal, you will authorize us to raise the maximum number of shares we may issue to employees enrolled in the ESP Plan to 13,750,000. If you cast your Proxy AGAINST the proposal, the ESP Plan will run out of authorized shares and will no longer be offered to employees. The ESP Plan has become a standard benefit and part of an overall package offered by us to attract and retain quality employees and provide a meaningful incentive to employees by enabling them to participate in our long-term development.

        Except as amended and restated as discussed above, the Plan shall remain in full force and effect. A copy of the ESP Plan, marked to show the proposed changes discussed above, is attached as Exhibit A to the electronic copy of this Proxy Statement filed with the SEC and may be accessed from the SEC's homepage (www.sec.gov). In addition, you may request a copy of the ESP Plan by writing to us at CIBER, Inc., 6363 South Fiddler's Green Circle, Suite 1400, Greenwood Village, CO 80111, Attention: Corporate Secretary.

        The following is a summary description of the Employee Stock Purchase Plan. This summary is qualified in its entirety by reference to Exhibit A.

TEXT OF PROPOSED AMENDMENT TO CIBER'S ESP PLAN

        Sections V.(a) and VI.(a) of the Plan shall be deleted in their entirety and replaced with the following:

  V. Stock Subject to Plan

        (a)   Common Stock.    The stock which is purchasable by Participants shall be the authorized but unissued or reacquired Common Stock, par value $.01 per share of CIBER, Inc. (the "Common Stock"). In order to have shares available for sale under the Plan, the Company may repurchase shares of Common Stock on the open market, issue authorized but unissued stock or otherwise. The maximum number of shares that may be sold to employees during any single purchase period shall be established by the Plan Administrator prior to the beginning of the purchase period; provided however, that the total number of shares which may be sold to employees throughout the entire duration of the Plan shall not exceed 13,750,000 shares (which is subject to adjustment under subparagraph (b) below).

  VI. Purchase of Common Stock

        (a)   Right to Purchase and Purchase Period Limit.    An eligible employee who becomes a Participant for a particular purchase period shall have the right, as of the beginning of the purchase period, to purchase Common Stock upon the terms and conditions set forth below and shall execute a purchase agreement embodying such terms and conditions and such other provisions, not inconsistent with the Plan, as the Plan Administrator may deem advisable. The maximum number of shares that a Participant has a right to purchase during a purchase period equals $25,000 divided by the fair market value of a share of Common Stock on the commencement date of the purchase period. The fair market value of a share of Common Stock will be determined under the rules of Section VI(b).

 SUMMARY DESCRIPTION OF CIBER INC.'S ESP PLAN

        Purpose.    The purpose of the ESP Plan is to provide employees of the Company with an opportunity to acquire a proprietary interest in the Company through their participation in a tax-qualified plan and to purchase Common Stock of the Company through payroll deductions. The ESP Plan provides for one purchase period during each three-month period. The purchase price per share shall be 95% of the fair market value of a share of Common Stock (the closing price on the New York Stock Exchange) on the last day of the purchase period. The three-month purchase periods commence on January 1, April 1, July 1 and October 1 of each year. The first purchase period commenced on January 1, 1995. The Board of Directors has the power to alter the purchase periods without stockholder approval.

        Participation.    Except as otherwise provided, every employee of the Company who, on the commencement date of each purchase period is employed by the Company on a basis, which customarily requires not less than 20 hours of service per calendar week, is eligible to participate in the ESP Plan and can elect to participate by delivering to the Plan Administrator an enrollment form (including a purchase agreement authorizing payroll deductions) prior to the applicable offering date (the "Participant"). As of December 31, 2011, approximately 3,640 employees were eligible to participate in the ESP Plan. The purchase price of the shares is accumulated by payroll deductions over the purchase period. The deductions cannot exceed ten percent (10%) or be less than one percent (1%), or such other rates as determined from time to time by the Plan Administrator, of a Participant's compensation. A Participant may discontinue participation during a purchase period, but a Participant may not increase or decrease the rate of payroll deductions in the ESP Plan during the purchase period. Unless an employee's participation is discontinued by delivery of a notice of withdrawal prior to the end of an applicable purchase period, the purchase of shares occurs automatically at the end of the purchase period at the applicable price. A Participant's withdrawal from an offering does not have any effect upon such participant's eligibility to participate in subsequent offerings under the ESP Plan.

        The number of shares to be purchased by individual Participants under the ESP Plan is a function of Participant elections and the market price of the Company's Common Stock, and therefore is not determinable.

        Notwithstanding the foregoing, no employee is permitted to subscribe for shares under the ESP Plan if, immediately after the grant of the right to purchase shares, the employee would own stock (including options) possessing five percent (5%) or more of the total voting power or value of all classes of stock of the Company or of any Affiliated Corporation (as defined in the ESP Plan), or if the grant of such right would permit the employee to buy pursuant to the ESP Plan stock valued at more than $25,000 for any calendar year. The maximum number of shares that a Participant has a right to purchase during a purchase period equals $25,000 divided by the fair market value of a share of Common Stock on the commencement date of the purchase period.

        Termination of Employment.    If a Participant ceases to be an employee of the Company for any reason, including retirement or death during the purchase period, the Participant or Participants shall receive a cash refund of all payroll deductions made on behalf of the Participant during the purchase period including any dollars carried over from the prior quarter, if any, through the date of the Participant's cessation of employment.

        Non-assignability.    No rights or accumulated payroll deductions of an employee under the ESP Plan may be assigned or transferred for any reason other than by will or by the laws of descent and distribution.

        Amendment.    The Board of Directors has authority to amend or terminate the ESP Plan without stockholder approval; providing, however, that no amendment may be made to the ESP Plan without the approval of the stockholders of the Company if such amendment would increase the number of shares reserved under the ESP Plan, extend the term of the ESP Plan, alter the per share price formula so as to reduce the purchase price per share specified in the ESP Plan, materially modify the eligibility requirements, or materially increase the benefits which may accrue to Participants under the ESP Plan. The Board may make minor technical amendments to the Plan without stockholder approval.

        Tax Information.    The ESP Plan, and the right of the Participant to make purchases thereunder, is intended to qualify under the provisions of Section 423 of the Internal Revenue Code of 1986. Amounts deducted from a Participant's paychecks in order to purchase shares under the Plan are taxable as ordinary compensation income. The purchase of shares under the Plan, however, is not itself a taxable event even though the Participant pays less than market price for the shares (i.e., the "compensation" consisting of the difference between the market price and the purchase price—the discount—is not taxable at the time of purchase).

  If the Participant holds the Common Stock purchased under the plan for at least two years after the first day of the purchase period (the "grant date") in which the Common Stock was acquired and for at least one year from the purchase date of the Common Stock, when the Participant disposes of the Common Stock, the Participant will recognize as ordinary income an amount equal to the lesser of:

          (a)   the excess of the fair market value of the Common Stock on the date of disposition over the price paid for the common stock; or

          (b)   the fair market value of the Common Stock on the grant date multiplied by 15%.

  If the Participant disposes of the Common Stock within two years after the grant date or before one year has elapsed since the purchase date, the Participant will recognize ordinary income equal to the fair market value of the Common Stock on the purchase date less the amount paid for the Common Stock. The ordinary income recognition pertains to any disposition of Common Stock acquired under the ESP Plan (such as by sale, exchange or gift).

  Upon the Participant's disposition of the Common Stock acquired under the plan, any gain realized in excess of the amount reported as ordinary income will be reportable by the Participant as a capital gain, and any loss will be reportable as a capital loss. Amounts required to be reported as ordinary income on the disposition of the Common Stock may be added to the purchase price in determining any remaining capital gain or loss. Capital gain or loss will be long-term if the Participant has satisfied the two-year holding period requirement described above or, in any event, if the Participant has held the Common Stock for at least one year. Otherwise, the capital gain or loss will be short-term.

        The foregoing is only a summary of the effect of federal income taxation upon the Participant and the Company with respect to the shares purchased under the ESP Plan. Participants should consult with an advisor for more complete information regarding tax consequences of the individual's participation in the ESP Plan.

        The following table sets forth information as of December 31, 2011, with respect to the Company's equity compensation plans:

	Securities to be issued upon exercise of outstanding options, warrants and rights (#)		Weighted-average exercise price of outstanding options, warrants and rights ($)	Securities remaining available for future issuance under equity compensation plans(1) (#)
	(a)		(b)	(c)
Equity compensation plans/arrangements approved by security holders	7,986,408	(2)	5.44	6,325,337	(3)
Equity compensation plans/arrangements not approved by security holders	2,290,742	(4)	4.17	—

Total	10,277,150			6,325,337

(1)
Excludes securities reflected in column (a).

(2)
Consists of 6,792,367 stock options with a weighted average exercise price of $5.44 and 1,194,041 restricted stock units.

(3)
Includes 5,853,491 shares remaining available for future grants at December 31, 2011, under our 2004 Incentive Plan, plus 471,846 shares available for future sales to employees under our ESP Plan.

(4)
Represents 2,097,679 options and 140,000 restricted stock units issued under our Inducement Plan and 53,063 options issued under the SCB Employee Inducement Award Plan. The options have a weighted average exercise price of $4.17.

        Approval of the increase in the number of shares reserved for issuance under the ESP Plan by 2,500,000 will require the affirmative vote of a majority of the shares of our Common Stock of the Company represented in person or by Proxy at the Meeting and entitled to vote on the subject matter.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL
OF AN INCREASE IN THE NUMBER OF SHARES AUTHORIZED FOR
ISSUANCE UNDER THE ESP PLAN BY 2,500,000 SHARES

 PROPOSAL No. 4—RATIFICATION OF THE APPOINTMENT
OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        Background.    The Audit Committee has selected the firm of Ernst & Young LLP ("E&Y") to act as our independent registered public accounting firm for the fiscal year ending December 31, 2012, and has further directed that management submit the selection of E&Y for ratification by the Stockholders at the Annual Meeting. E&Y audited our consolidated financial statements for the fiscal year ended December 31, 2011.

        Description of Proposal No. 4.    Proposal No. 4, which has been recommended by the Board for your consideration, asks you to ratify the selection of E&Y as our independent registered public accounting firm. Stockholder ratification of the selection of E&Y as our Independent Registered Public Accounting Firm is not required by our bylaws or otherwise. The Audit Committee believes that submitting the selection of E&Y to the Stockholders for ratification is advisable as a matter of good corporate practice. If the Stockholders fail to ratify the selection, the Audit Committee will consider whether or not to retain E&Y; however, the Audit Committee may select E&Y notwithstanding the failure of the Stockholders to ratify the selection. If the appointment of E&Y is ratified, the Audit Committee will continue to conduct an ongoing review of E&Y's scope of engagement, pricing and work quality, among other factors, and will retain the right to replace E&Y at any time.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR"
THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP
AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
FOR THE FISCAL YEAR ENDING DECEMBER 31, 2012.

 INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        Representatives of E&Y, the independent registered public accounting firm selected for the most recently completed fiscal year, are expected to attend the Annual Meeting. Representatives of E&Y will have an opportunity to make a statement if they desire to do so and will make themselves available to respond to appropriate questions.

        Fees.    Set forth below is a summary of the fees billed to us by E&Y for each of the last two fiscal years, for the categories described below:

        Audit Fees.    The aggregate fees billed in each of the last two fiscal years for professional services rendered by E&Y for audit of our annual financial statements included in our Form 10-K, review of our quarterly financial statements included in our Forms 10-Q, statutory audits required internationally, consents and accounting consultations and such other services that generally only our independent registered public accounting firm can provide.

        Audit-Related Fees.    The aggregate fees billed in each of the last two fiscal years for professional services rendered by E&Y for employee benefit plan audits, and certain attestation services not required by statute traditionally performed by independent registered public accounting firms.

        Tax Fees.    The aggregate fees billed in each of the last two fiscal years for professional services rendered by E&Y for tax compliance, tax advice and tax planning. The nature of the tax compliance services provided in this category includes preparation of tax returns and refund claims. Tax planning services include assistance with tax audits and appeals, advice with respect to mergers, acquisitions and dispositions or other technical advice.

        All Other Fees.    The aggregate fees incurred in each of the last two fiscal years for products and services provided by E&Y, other than the services reported above.

Year	Audit Fees ($)	Audit-Related Fees ($)	Tax Fees ($)	All Other Fees ($)	Services Pre-Approved (%)
2011	1,457,240	46,497	15,213	—	100
2010	1,600,045	33,826	12,074	—	100

        Independence of Our Registered Public Accounting Firm.    The Audit Committee has considered the issue of the independence of our registered public accounting firm and concluded that the provision of services by E&Y in 2011 is consistent with maintaining the registered public accounting firm's independence.

Audit Committee Pre-Approval Policy

        The Audit Committee has established pre-approval policies and procedures in compliance with 17 CFR 210.2-01(c)(7)(i) which include criteria for considering whether the provision of the services would be compatible with maintaining the independence of our registered public accounting firm and a process by which the Chairman of the Audit Committee may approve such audit and non-audit services with subsequent review of all pre-approved services by the full Audit Committee. The Audit Committee pre-approved all audit and non-audit services in 2011.

ANNUAL REPORT TO STOCKHOLDERS, MANAGEMENT'S
DISCUSSION AND ANALYSIS AND AUDITED FINANCIAL STATEMENTS

        Our 2011 Annual Report to Stockholders on Form 10-K is available to Stockholders on our website at www.ciber.com under "Investor Relations" or you may request a copy free of charge, by writing to us at CIBER, Inc., 6363 South Fiddler's Green Circle, Suite 1400, Greenwood Village, Colorado 80111, Attention: Investor Relations. The 2011 Annual Report to Stockholders should not be considered part of the soliciting material.

ELECTRONIC ACCESS TO SEC REPORTS ON THE COMPANY'S WEBSITE
AND ELECTRONIC DELIVERY OF 2013 PROXY STATEMENT

        Available Information.    Our Internet website is http://www.ciber.com and you may access free of charge, through the "Investor Relations" portion of our website, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to such reports filed or furnished to the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act, as amended. Our website also provides current corporate governance documents such as the Audit, Compensation and Nominating/Corporate Governance Committee Charters, the Code of Business Conduct and Ethics and Equity Compensation Plans, as such documents may be adopted or amended from time to time by the Board of Directors or by Stockholders. These documents may be accessed through the "Corporate Governance" portion of our website.

        Householding of Annual Meeting Materials.    We have adopted a procedure called "householding" that has been approved by the Commission. Under this procedure, a single copy of this Proxy Statement will be sent to any household at which two or more Stockholders share a single address. If any Stockholder at such an address wishes to receive a separate copy of this Proxy Statement, he or she may contact us at CIBER, Inc., 6363 South Fiddler's Green Circle, Suite 1400, Greenwood Village, Colorado 80111, Attn: Investor Relations, or by calling 303-220-0100 and asking to speak with Mr. Gary Kohn, Vice President Investor Relations, and we will deliver this Proxy Statement to such Stockholder promptly upon receiving the request. If you are receiving multiple copies of our Proxy Statement, you may request householding in the future by writing or calling us as noted above.

        Request email delivery of your 2013 Proxy Materials.    You can enjoy the benefits and convenience of electronic delivery of the Proxy Statement and online Proxy voting and more. To learn about the service and to enroll for online delivery, please log on to www.ciber.com and select "Investor Relations," which will take you to CIBER's Investor Relations web page. Click on "electronic delivery enrollment" to read a description of the service and find a direct link to the enrollment page.

By order of the Board of Directors,

Paul A. Jacobs Chairman of the Board Greenwood Village, Colorado April 5, 2012

Exhibit A to Proxy Statement

CIBER, INC.

EMPLOYEE STOCK PURCHASE PLAN
(as amended May 9, 2012)

I.     Purpose

        The CIBER, Inc. Employee Stock Purchase Plan (the "Plan") is intended to provide eligible employees of CIBER, Inc. and its Affiliated Corporations (collectively, the "Company"), with an opportunity to acquire a proprietary interest in the Company through their participation in a plan designed to qualify as an employee stock purchase plan under Section 423 of the Internal Revenue Code of 1986 (the "Code"). "Affiliated Corporation" means any "subsidiary corporation" (as such term is defined in Section 424(f) of the Code) of CIBER, Inc.

II.    Administration

        (a)    Plan Administrator.    The Plan shall be administered by the board of directors of the Company (the "Board"), which may from time to time delegate all or part of its authority to a committee (the "Committee") composed of at least two members of the Board, all of whom shall be Non-Employee Directors. A Non-Employee Director is a director who meets the definition of Non-Employee Director under Rule 16b-3 of the Securities Exchange Act of 1934 (the "1934"). References herein to the Plan Administrator refer to the Board or, to the extent the Board delegates its authority to the Committee. The Plan Administrator shall have full authority to administer the Plan, and to adopt such rules and regulations for administering the Plan as it may deem necessary in order to comply with the requirements of Section 423 of the Code. The Plan Administrator may delegate to an agent or agents any of its responsibilities under the Plan except its responsibilities to establish the number of shares available for purchase by employees during any purchase period, the maximum and minimum percentage of base compensation to be paid by any single employee for the purchase of stock during any of the periods and its authority to construe and interpret the provisions of the Plan.

        (b)    Actions of Plan Administrator.    All actions taken and all interpretations and determinations made by the Plan Administrator in good faith (including determinations of fair market value) shall be final and binding upon all Participants, the Company and all other interested persons. No member of the Plan Administrator shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan, and all members of the Plan Administrator shall, in addition to their rights as directors, be fully protected by the Company with respect to any such action, determination or interpretation.

III.  Purchase Periods

        The first purchase period under the Plan shall commence on January 1, 1995, and shall terminate on March 31, 1995. Unless otherwise determined by the Plan Administrator, a purchase period shall commence on the first day of each succeeding calendar quarter and shall terminate on the last day of each such quarter. The Plan Administrator may, from time to time, establish purchase periods with differing commencement dates and durations. In no event, however, shall a purchase period extend beyond 27 months. No two purchase periods shall run concurrently.

IV.    Eligibility and Participation

        (a)   Except as otherwise expressly provided herein, every employee of the Company who, on the commencement date of the purchase period, is employed on a basis which customarily requires not less than 20 hours of service per calendar week is eligible to participate in the Plan during a purchase period.

        (b)   An eligible employee may become a participant in the Plan (a "Participant") for a particular purchase period by completing the enrollment forms prescribed by the Plan Administrator (including a purchase agreement and a payroll deduction authorization) and filing such forms prior to the commencement date of the purchase period with the person designated by the Plan Administrator. No enrollment forms will be accepted from an individual who is not on the active payroll of the Company on the filing date, unless such individual is temporarily off the payroll by reason of illness, vacation, jury duty or other employer- approved absence.

V.     Stock Subject to Plan

        (a)    Common Stock.    The stock which is purchasable by Participants shall be the authorized but unissued or reacquired Common Stock, par value $.01 per share, of CIBER, Inc. (the "Common Stock"). In order to have shares available for sale under the Plan, the Company may repurchase shares of Common Stock on the open market, issue authorized but unissued stock or otherwise. The maximum number of shares which may be sold to employees during any single purchase period shall be established by the Plan Administrator prior to the beginning of the purchase period; provided however, that the total number of shares which may be sold to employees throughout the entire duration of the Plan shall not exceed 13,750,000 shares.

        (b)    Changes in Capital Structure.    In the event any change is made to the Common Stock purchasable under the Plan (whether by reason of merger, consolidation, reorganization, recapitalization, stock dividend in excess of 10% at any single time, stock split, combination of shares, exchange of shares, changes in corporate structure or otherwise), then appropriate adjustments shall be made to the maximum number of shares purchasable under the Plan, the maximum number of shares purchasable under any right to purchase stock outstanding under the Plan, and the number of shares and price per share of stock subject to rights to purchase stock outstanding under the Plan.

VI.   Purchase of Common Stock

        (a)    Right to Purchase.    An eligible employee who becomes a Participant for a particular purchase period shall have the right, as of the beginning of the purchase period, to purchase Common Stock upon the terms and conditions set forth below and shall execute a purchase agreement embodying such terms and conditions and such other provisions, not inconsistent with the Plan, as the Plan Administrator may deem advisable. The maximum number of shares that a Participant has a right to purchase during a purchase period equals $25,000 divided by the fair market value of a share of Common Stock on the commencement date of the purchase period. The fair market value of a share of Common Stock will be determined under the rules of Section VI(b).

        (b)    Purchase Price Per Share.    The purchase price per share shall be nine-five percent (95%) of the fair market value of a share of Common Stock on the last day of the purchase period. If the Common Stock is listed on a national stock exchange or national market system, the fair market value of a share of Common Stock on any date shall be the officially-quoted closing sales price (or the closing bid, if no sales were reported) on such exchange or system on the date in question. If the Common Stock is not traded publicly, the fair market value of a share of Common Stock on any date shall be determined, in good faith, by the Plan Administrator after consultation with outside legal, accounting or other experts as the Plan Administrator may deem advisable, and the Plan Administrator shall maintain a written record of its method of determining such value.

        (c)    Total Purchase Price.    Each Participant shall, for any purchase period, have the right to purchase Common Stock with a total purchase price equal to a designated percentage of the Participant's Compensation. A Participant's "Compensation" for a particular purchase period shall be the amount of the Participant's base salary or wages, overtime pay and, at the election of the Participant, bonuses and other incentive payments, that are payable to the Participant at any time or from time to time during the purchase period. Each Participant shall designate in his or her purchase agreement the whole percentage of his or her Compensation the Participant wishes to pay for the purchase of stock for the particular purchase period, subject to the provisions set forth below which shall be uniformly applied to all Participants in a particular purchase period:

            (i)  The maximum percentage of a Participant's Compensation which may be paid for the purchase of stock in a particular purchase period shall be ten percent (10%); provided, however, that the Plan Administrator shall establish prior to the beginning of the purchase period a maximum number of shares (subject to adjustment under Section V(b)) that may be purchased during the purchase period by each Participant.

           (ii)  The minimum percentage of a Participant's Compensation which may be paid for the purchase of stock in a particular purchase period shall be one percent (1%).

          (iii)  No right to purchase shares under the Plan shall be granted to an employee if such employee would, immediately after the grant, own stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of CIBER, Inc. or any Affiliated Corporation. An employee's stock ownership shall be determined under Section 424(d) of the Code and stock which an employee may purchase under any outstanding options shall be treated as stock owned by the employee.

Notwithstanding the provisions of paragraphs (i) and (ii), above, the Plan Administrator may, in its discretion, establish any other maximum and minimum percentages of Compensation to be paid for stock under the Plan.

        (d)    Allocation of Available Shares.    Should the total number of shares of Common Stock which may be purchased under the purchase agreements of all Participants for a particular purchase period exceed the number of shares available for sale under the Plan, then the Plan Administrator shall make a pro rata allocation of the available shares and shall notify each Participant of such allocation.

        (e)    Payment.    Payment of the purchase price for stock under the Plan shall be effected by means of payroll deductions, which shall begin with the first pay period, the payment date for which occurs coincident with or immediately following the commencement date of the relevant purchase period and shall terminate with the last pay period the payment date for which occurs on or prior to the last day of the purchase period. Each payroll deduction shall be an amount equal to the percentage of the Compensation included in that payroll payment that was designated by the Participant in the Participant's purchase agreement (subject to termination as provided in Section VI(f)).

        (f)    Termination of Right to Purchase.    A Participant may, at any time on or before 15 days prior to the last day of the purchase period, terminate his or her right to purchase stock under the Plan by filing the prescribed notification form with the Plan Administrator or its delegate. Any amounts deducted from the Participant's pay or otherwise collected from the Participant by reason of his or her participation in the Plan for such purchase period shall be refunded following the end of the purchase period, and no further amounts will be collected from the Participant (by payroll deduction or otherwise) during the remainder of the purchase period. A Participant's termination of his or her right to purchase shall be irrevocable with respect to the purchase period to which it pertains.

        (g)    Change of Compensation Percentage.    Except as set forth in Section VI(f), a Participant may not reduce or increase the percentage of the Participant's Compensation to be paid for shares of Common Stock under the Participant's purchase agreement during a purchase period.

        (h)    Termination of Employment.    If a Participant ceases to be an employee of the Company for any reason (including death or retirement) during a purchase period, the Participant or the Participant's personal representative shall receive a cash refund of all sums previously collected from the Participant during the purchase period, as well as any sums carried over from a prior purchase period.

        (i)    Exercise.    Each right to purchase stock under the Plan other than a right to purchase stock which has been accelerated under the Plan or which has been previously terminated under the Plan shall be exercised automatically on the last day of the purchase period for the number of whole shares obtained by dividing the sum on deposit from the Participant (and not refunded) by the purchase price per share determined under Section VI(b), but in no event shall any right to purchase stock under the Plan be exercised for more than the specified number of shares, if any, (subject to adjustment under Section V(b)) established by the Plan Administrator pursuant to Section VI(c)(i) prior to the beginning of the purchase period, and the balance shall be at the sole option of the Company promptly refunded or left on deposit for the ensuing quarterly period, and in any case refunded after termination. For example, if a Participant has $100.00 on account and the Company's stock price pursuant to this paragraph is determined to be $9.00 then eleven (11) shares will be issued (11 × $9.00) and $1.00 will be left on deposit or refunded as herein stated. Promptly after the date of exercise of any right to purchase stock under the Plan, the Participant, or his or her nominee, shall receive, at the Company's sole option, a physical certificate, an electronic deposit, or such other evidence of ownership of the purchased shares as the Plan Administrator determines is reasonable. No more than one certificate or deposit shall be issued or made pursuant to the exercise of any right to purchase stock under the Plan.

        (j)    Rights as Stockholder.    A Participant shall have no rights as a stockholder with respect to shares subject to a right to purchase stock granted under the Plan until such right to purchase is exercised. No adjustments shall be made for dividends, distributions or other rights for which the record date is prior to the date of exercise.

        (k)    Assignability.    No right to purchase stock granted under the Plan shall be assignable or transferable by a Participant other than by will or by the laws of the descent and distribution, and during the lifetime of the Participant such rights to purchase stock shall be exercisable only by the Participant.

        (l)    Accrual Limitations.    No Participant shall be entitled to accrue rights to purchase stock under this Plan which, when aggregated with purchase rights accruable by him under other qualified employee stock purchase plans (within the meaning of Section 423 of the Code) of the Company, would permit such Participant to purchase more than $25,000 worth of Common Stock (determined on the basis of the fair market value of such Common Stock on the date the Participant accrues purchase rights under the Plan) for each calendar year such purchase rights are at any time outstanding.

        (m)    Merger or Liquidation of Company.    In the event the Company or its shareholders enter into an agreement to dispose of all or substantially all of the assets or outstanding capital stock of the Company by means of sale, merger, reorganization or liquidation, each Participant may, at the election of the Plan Administrator, either:

            (i)  receive a stock certificate for the number of shares of Common Stock paid for pursuant to payroll deductions made on behalf of the Participant during the purchase period up to the day prior to the date of such transaction; or

           (ii)  receive a cash refund of all sums previously collected from the Participant during the purchase period.

        (n)    No Interest.    No interest shall be paid on any monies refunded to Participants pursuant to the provisions of this Plan.

        (o)    Withholding.    The Company may withhold, or require a Participant to make other satisfactory arrangements for the payment of, any taxes required by any law or regulation of any governmental authority, whether federal, state or local, in connection with the purchase of stock under the Plan or the sale of such stock that is not held for at least two years after the beginning of the purchase period during which the stock was purchased. Such withholding may include all or any portion of any payment or other compensation payable to the Participant, unless the Participant reimburses the Company for such amount.

        (p)    Notice of Disposition.    Each Participant shall notify the Company in writing if the Participant disposes of any of the shares purchased pursuant to this Plan if such disposition occurs within two years from the first day of the purchase period in which such shares were purchased or within one year from the date on which the shares were purchased (the "Notice Period"). The Company may, at any time during the Notice Period, place a legend or legends on any certificate representing shares acquired pursuant to this Plan requesting the Company's transfer agent to notify the Company of any transfer of the shares. The obligation of the Participant to provide such notice shall continue notwithstanding the placement of any legend on the certificates.

VII. Amendment

        The Board may from time to time alter, amend, suspend or discontinue the Plan; provided, however, that no such action shall adversely affect rights and obligations with respect to rights to purchase stock at the time outstanding under the Plan; and provided, further, that no such action of the Board may, without the approval of the stockholders of the Company, increase the number of shares subject to the Plan or the maximum number of shares for which a right to purchase stock under the Plan may be exercised (unless necessary to effect the adjustments required by Section V(b)), extend the term of the Plan, alter the per share purchase price formula so as to reduce the purchase price per share specified in the Plan, otherwise materially increase the benefits accruing to Participants under the Plan or materially modify the requirements for eligibility to participate in the Plan. Furthermore, the Plan may not, without the approval of the stockholders of the Company, be amended in any manner which will cause the Plan to fail to meet the requirements of an "employee stock purchase plan" under Section 423 of the Code.

VIII.  Effective Date

        This Plan was originally approved by the Board and became effective on January 1, 1995, and was approved by the stockholders of CIBER, Inc. on October 31, 1994. The Plan was amended by the shareholders to increase the number of shares available effective February 11, 1998, May 2, 2002, April 27, 2004 and May 4, 2009. The Plan was amended to adjust contribution percentages, contribution amounts or purchase prices by the Board of Directors or the Compensation Committee, as permitted by the Board or the Committee, as the administrator of the plan on January 1, 2005, May 3, 2005, January 1, 2009 and December 8, 2010. This Plan is hereby amended effected May 9, 2012.

CIBER, Inc.
By:	/s/ DAVID C. PETERSCHMIDT
David C. Peterschmidt
President/Chief Executive Officer

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: CIBER, INC. M45083-P20917 CIBER, INC. WELLS FARGO SHAREOWNER SERVICES 161 NORTH CONCORD EXCHANGE SOUTH ST. PAUL, MN 55075 To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 3. To approve an increase in the number of shares authorized for issuance under the CIBER, Inc. Employee Stock Purchase Plan by 2,500,000 shares. 2. To seek advisory approval of the compensation of the Company's named executive officers. 4. To ratify the appointment of Ernst & Young LLP as our Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2012. ! ! ! NOTE: This Proxy will be voted as directed, but if no instructions are specified, this Proxy will be voted FOR ALL the director nominees and FOR Proposals 2, 3 and 4. If any other business is presented at such meeting, this Proxy will be voted by the Proxies in their best judgment. At the present time, the Board of Directors knows of no other business to be presented at the Meeting. THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS. 01) Paul A. Jacobs 02) Archibald J. McGill 03) David C Peterschmidt 1. Election of Directors Nominees: VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. (Eastern Daylight Time) on May 8, 2012. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. (Eastern Daylight Time) on May 8, 2012. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR the following: ! ! ! ! ! ! ! ! ! The Board of Directors recommends you vote FOR the following proposals: Vote on Proposals Vote on Directors Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. For All Withhold All For All Except For Against Abstain

CIBER, INC. 6363 South Fiddler's Green Circle, Suite 1400, Greenwood Village, Colorado 80111 The undersigned hereby appoints David C. Peterschmidt and Susan Keesen, or either of them, with full power of substitution, as attorneys-in-fact, agents and Proxies (the "Proxies") to vote on behalf of the undersigned all shares of Common Stock, $.01 par value, of CIBER, Inc. (the "Company"), that the undersigned is entitled to vote at the 2012 Annual Meeting of Stockholders (the "Meeting"), to be held on the Internet at www.ciber.com/cbr/annualmeeting, on Wednesday, May 9, 2012 at 9:00 a.m. Mountain Daylight Time, and at any and all adjournments or postponements thereof. Should you have an account in the CIBER 401(k) Savings Plan, this Proxy represents the number of CIBER shares allocable to that plan account, as well as, other shares registered in your name. As a "named fiduciary" under the plan for CIBER shares allocable to that plan account and shares for which no voting instructions are received, this Proxy will serve as voting instructions for Principal Trust Company, trustee for the CIBER 401(k) Plan, or its designee. The plan provides that the trustee will vote each participant's shares in accordance with the participant's instructions. If the trustee does not receive voting instructions for CIBER shares allocable to the plan account by 11:59 P.M. (Eastern Daylight Time) on May 8, 2012, those shares, and any other CIBER shares under those plans for which no voting instructions are received, will be voted, in accordance with the terms of the plan, in the same proportion as the shares for which voting instructions have been received. In its discretion, the trustee is authorized to vote upon such other matters as may properly come before the meeting. PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY PROMPTLY USING THE ENCLOSED POSTAGE PREPAID ENVELOPE. IF YOU VOTE BY TELEPHONE OR INTERNET, PLEASE DO NOT RETURN YOUR PROXY BY MAIL. Continued and to be signed on reverse side Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement and Annual Report on Form 10-K for the 2011 fiscal year are available at www.proxyvote.com M45084-P20917